Exhibit 4.1*

GEO Corrections Holdings, Inc.

as Issuer

and

The GEO Group, Inc. and the Other Guarantors Named Herein

as Guarantors

and

[            ]

as Trustee

INDENTURE

Dated as of February 24, 2021

*	Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

i

ii

iii

Indenture, dated as of February 24, 2021, among GEO Corrections Holdings, Inc., a Florida corporation (the “Issuer”), the Guarantors (as hereinafter defined) and [                    ], as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Issuer has duly authorized the issuance of its 6.50% Exchangeable Senior Notes due 2026 (the “Notes”), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Issuer and Guarantors, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Issuer and the Guarantors covenant and agree with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.05 or Section 5.03.

“Additional Shares” has the meaning set forth in Section 9.03(a).

“Adequate Cash Exchange Provisions” has the meaning set forth in Section 10.01(a).

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.

“Agent” means any Registrar, Paying Agent, Exchange Agent or the Calculation Agent.

“Authentication Order” has the meaning set forth in Section 2.04.

“Authorized Denomination” means the principal amount thereof in which the Notes will be issuable, which amount will be $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

“Bid Solicitation Agent” means the Issuer or the Person appointed by the Issuer to solicit bids for the Trading Price of the Notes in accordance with Section 9.01(b)(i). The Issuer will initially act as the Bid Solicitation Agent; provided, however, that the Issuer may appoint any other Person (including the Company or any of its Subsidiaries and the Calculation Agent) to be the Bid Solicitation Agent at any time after the date on which the Notes are issued, without prior notice to any other party hereto.

“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Calculation Agent” means [                    ], or such successor Person as may be appointed by the Issuer to serve as calculation agent for the Notes.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“close of business” means 5:00 p.m. (New York City time).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this Indenture, subject to Section 9.07.

“Company” means The GEO Group, Inc. and, subject to the provisions of Article VII, will include its successors and assigns.

“Contingent Interest” means, with respect to any Interest Payment Date (as defined in the Notes) and for each $1,000 principal amount of the Notes, an amount in cash (determined by the Calculation Agent) equal to the sum of all Contingent Interest Dividend Amounts relating to the Reference Period in respect of such Interest Payment Date.

“Contingent Interest Dividend Amount” means, with respect to any Reference Period and any Excess Dividend whose Record Date falls during such Reference Period, the product (rounded to the nearest whole multiple of $0.01, with $0.005 being rounded upwards) of (i) the Excess Dividend Amount relating to such Excess Dividend and (ii) the Exchange Rate in effect prior to the open of business on the Ex-Dividend Date of such Excess Dividend.

“Corporate Event” has the meaning set forth in Section 9.01(b)(iii).

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business will be administered (which office at the date of this Indenture is located at [                    ], Attention: [                    ], or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of March 23, 2017, by and among the Company, the Issuer, BNP Paribas, as Administrative Agent, BNP Paribas Securities Corp., as Lead Arranger, and the lenders who are, or may from time to time become, a party thereto, as amended.

“Credit Facility” or “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, project financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended (and/or amended and restated), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, but excluding, in each case, any debt securities.

“Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto.

“Daily Exchange Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 2.5% of the product of (a) the Exchange Rate on such Trading Day and (b) the Daily VWAP on such Trading Day, provided that, if such Trading Day falls:

(a) before the Ex-Dividend Date of any Excess Dividend, the Excess Dividend Amount of which is included in a Contingent Interest computation relating to the interest period in which such Ex-Dividend Date falls which is required to be paid in respect of the relevant Notes surrendered for exchange, the Daily VWAP on such Trading Day shall be reduced by such Excess Dividend Amount;

(b) in the period from (and including) the Ex-Dividend Date in respect of a dividend or distribution by the Company of shares of its Common Stock in connection any “Distribution with Share Combination” to (but excluding) the effective date for the subsequent share combination in respect of such Distribution with Share Combination, the Daily VWAP on such Trading Day shall be multiplied by a fraction, the numerator of which is equal to the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such dividend or distribution and the denominator of which is equal to the number of shares of the Company’s Common Stock outstanding immediately prior giving effect to such dividend or distribution; or

(c) on or after the Ex-Dividend Date of any Excess Dividend the Excess Dividend Amount of which is included in a Contingent Interest computation with respect to the interest period related to such Ex-Dividend Date which is not required to be (or was not) paid in respect of the relevant Notes surrendered for exchange, such Daily VWAP shall be increased by an amount equal to such Excess Dividend Amount included in Contingent Interest that was not required to be (or was not) paid in respect of such Excess Dividend.

“Daily Measurement Value” means $25.00.

“Daily Settlement Amount” means, for each of the 40 consecutive Trading Days during the Observation Period:

(a) an amount of cash equal to the lesser of (1) the Daily Measurement Value; and (2) the Daily Exchange Value; and

(b) if the Daily Exchange Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (1) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (2) the Daily VWAP for such Trading Day.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “VWAP” and using the Bloomberg defined VWAP under the heading “Calculation” on Bloomberg page “GEO US <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading (which is currently 9:30 a.m. New York City time) until the scheduled close of trading (which is currently 4:00 p.m. New York City time) of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day reasonably determined, using a volume-weighted average method, by an Independent Adviser). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default with respect to the Notes.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05 as the Depositary with respect to such Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” will mean or include such successor.

“Distributed Property” has the meaning set forth in Section 9.04(c).

“Distribution with Share Combination” means a dividend or distribution by the Company of its Common Stock in connection with a subsequent share combination resulting in a reduction in the number of outstanding shares of Common Stock substantially equal to the number of shares of Common Stock issued in such distribution effected on or prior to the first Record Date for the payment of interest on the Notes following the Record Date for such dividend or distribution of the Common Stock.

“Dollars” and “$” means the currency of the United States of America.

“DTC” means The Depository Trust Company.

“Events of Default” has the meaning set forth in Section 5.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Excess Dividend” means (a) any Excess Regular Quarterly Dividend and (b) any Special Cash Dividend or Distribution.

“Excess Dividend Amount” means, with respect to any Excess Dividend, an amount per share of such relevant dividend determined as follows:

(a)

in the case of any Excess Regular Quarterly Dividend, the lower of (i) the difference between the Qualifying Amount and the Excluded Dividend Amount and (ii) the difference between the Excess Dividend Cap and the Excluded Dividend Amount; and

(b)	with respect to any Special Cash Dividend or Distribution, the cash amount thereof per share.

“Excess Dividend Cap” means initially $0.34 per share; subject to adjustment as of any date on which the Exchange Rate for the Notes is otherwise adjusted (other than an adjustment pursuant to Section 9.04(d)). The adjusted Excess Dividend Cap (as determined by the Calculation Agent) will equal the Excess Dividend Cap immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Exchange Rate adjustment and the denominator of which is the Exchange Rate as so adjusted, and the Excess Dividend Cap so adjusted shall be rounded to the nearest $0.0001 (with $0.00005 being rounded upwards).

“Excess Regular Quarterly Dividend” means any Qualifying Regular Quarterly Dividend if the Qualifying Amount thereof exceeds the Excluded Dividend Amount.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 4.02.

“Exchange Date” has the meaning set forth in Section 9.02(c).

“Exchange Obligation” has the meaning set forth in Section 9.01(a).

“Exchange Price” means as of any date, $1,000 divided by the Exchange Rate as of such date.

“Exchange Rate” has the meaning set forth in Section 9.01(a).

“Excluded Dividend Amount” means $0.00 per share. The Excluded Dividend amount is not subject to adjustment.

“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs prior to maturity:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its direct or indirect wholly-owned Subsidiaries and its and their employee benefit plans of the Company and its Subsidiaries, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Stock representing more than 50% of the voting power of the Company’s Common Stock; provided, that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(b) the consummation of (i) any recapitalization, reclassification or change of the Company’s Common Stock (other than changes resulting from a subdivision, a combination or a change in par value) as a result of which the Company’s Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which all of the Company’s Common Stock will be converted into cash, securities or other property or assets, other than a merger of the Company solely for the purpose of changing the Company’s jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of the Company’s Common Stock solely into shares of common stock of the surviving entity; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect wholly-owned Subsidiaries; provided, however, that a transaction described in clause (i) or clause (ii) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the direct or indirect parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction will not be a fundamental change pursuant to this clause (b);

(c) the Issuer ceases to be 100% owned, directly or indirectly, by the Company;

(d) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company (other than a liquidation or dissolution that will occur contemporaneously with a transaction described in clause (b)(ii) above); or

(e) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors), and is not listed or quoted on one of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a) or (b) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock or other common equity that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and, as a result of such transaction or transactions, such consideration becomes Reference Property for the Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights.

If any Merger Event in which the Common Stock is replaced by the common stock of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the immediately preceding paragraph, following the effective date of such transaction), references to the Company in the definition of “Fundamental Change” above shall instead be references to such other entity.

For purposes of the definition of “Fundamental Change” above, any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) of the definition of Fundamental Change (without giving effect to the proviso in clause (b)) shall be deemed a fundamental Change solely under clause (b) of such definition (subject to the proviso in clause (b)).

“Fundamental Change Company Notice” has the meaning set forth in Section 10.01(c).

“Fundamental Change Repurchase Date” has the meaning set forth in Section 10.01(b)(i).

“Fundamental Change Repurchase Notice” has the meaning set forth in Section 10.01(a).

“Fundamental Change Repurchase Price” has the meaning set forth in Section 10.01(a).

“Global Note” has the meaning set forth in Section 2.05(b).

“Government Operating Agreement” means any management services contract, operating agreement, use agreement, lease or similar agreement with a Governmental Authority relating to a facility of the Company or any of its Subsidiaries.

“Governmental Authority” means any nation, province, state, municipality or political subdivision thereof, and any government or any agency or instrumentality thereof exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Grid Stock Price” has the meaning set forth in Section 9.03(b).

“Guarantee” means the guarantee of the Notes by the Guarantors, in accordance with the terms of this Indenture.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantor” means the Initial Guarantors and any other Restricted Subsidiary that executes a Guarantee in accordance with the provisions of this Indenture and its respective successors and assigns until released in accordance with the terms of this Indenture.

“Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder,” “beneficial owner” or “owner of a beneficial interest” or terms of similar import), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c) in respect of banker’s acceptances;

(d) representing capital lease obligations;

(e) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or

(f) representing any hedging obligations,

if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all indebtedness of others secured by a lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person); provided that the pledge of any Government Operating Agreement to secure non-recourse project financing indebtedness related to the facility that is the subject of such Government Operating Agreement shall not be deemed Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time and will include the form and terms of the Notes and the Guarantees established as contemplated hereunder.

“Independent Adviser” means a nationally recognized independent investment banking firm or financial adviser with appropriate expertise (which may include the Calculation Agent) retained by the Issuer or the Company.

“Interest Payment Date” means March 1 and September 1 of each year, commencing on September 1, 2021.

“Initial Guarantors” means the Company and the Restricted Subsidiaries of the Company (other than the Issuer) that are signatories to this Indenture and Guarantee the Notes on the Issue Date.

“Issue Date” means February 24, 2021.

“Issuer” means the party named as such above until a successor replaces it and thereafter means the successor.

“Issuer Order” means a written order signed in the name of the Issuer by an Officer thereof.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) per share on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose (which may include any of the initial purchasers of the Notes).

“Legal Holiday” has the meaning set forth in Section 12.07.

“Make-Whole Fundamental Change” means (i) any transaction or event that constitutes a Fundamental Change (as determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition of Fundamental Change) occurs prior to the Maturity Date.

“Make-Whole Fundamental Change Period” has the meaning set forth in Section 9.03(a).

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock.

“Maturity,” means the date on which the principal of Notes becomes due and payable as therein or herein provided, whether at the Maturity Date or by declaration of acceleration) or otherwise.

“Maturity Date” means February 23, 2026.

“Measurement Period” has the meaning set forth in Section 9.01(b)(i).

“Merger Event” has the meaning set forth in Section 9.07(a).

“Note Register” has the meaning set forth in Section 2.05(a).

“Note Registrar” has the meaning set forth in Section 2.05(a).

“Notes” has the meaning set forth in the recitals set forth above.

“Notice of Exchange” has the meaning set forth in Section 9.02(b).

“Notification Date” has the meaning set forth in Section 9.01(b)(i).

“Observation Period,” with respect to any Note surrendered for exchange, means: if the relevant Exchange Date occurs prior to November 25, 2025, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Exchange Date; and (ii) if the relevant Exchange Date occurs on or after November 25, 2025, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, and any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”) of the Company (in the case of an Officer’s Certificate to be delivered by a Guarantor, of such Guarantor).

“Officer’s Certificate” means a certificate signed by any Officer.

“Opinion of Counsel” means a written opinion of legal counsel that is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Issuer or any Guarantor.

“Paying Agent” has the meaning set forth in Section 4.02.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in Authorized Denominations.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under this Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means that certain Purchase Agreement, dated as of February 18, 2021, by and among the Issuer, the Initial Guarantors and the representative of the initial purchasers signatory thereto, providing for, among other things, the sale of the Notes to the initial purchasers thereof.

The “Qualifying Amount” of any Regular Quarterly Dividend means:

(a) if the Regular Quarterly Dividend is paid only in cash, the cash amount per share of such Regular Quarterly Dividend; or

(b) if the Regular Quarterly Dividend (or any portion thereof) comprises shares of the Common Stock or a combination of cash and shares of the Common Stock, the sum of (i) the cash amount (if any) per share comprising such Regular Quarterly Dividend and (ii) the dollar value of such Regular Quarterly Dividend as announced by the Company (or implied dollar value if the Company has announced a total dollar value including the cash amount pursuant to (i)) for the portion of such Regular Quarterly Dividend comprising shares of the Common Stock and/or a combination of cash and shares of the Common Stock; provided that, if any portion of a Regular Quarterly Dividend is payable at the election of the holders of shares of the Company’s Common Stock either in cash or shares of the Company’s Common Stock, such portion will be deemed to be cash in an amount equal to the cash amount which can be so elected (or, if the Company has announced a different dollar value for such portion (or a dollar value can be implied for such portion as aforesaid), such dollar value (or implied dollar value)); provided further, that the Qualifying Amount excludes any portion of a Regular Quarterly Dividend that is (a) a Distribution with Share Combination (other than any cash amount paid in connection with such Distribution with Share Combination) or (b) a distribution of any assets that are not cash or shares of the Company’s Common Stock or (c) (1) a distribution of shares of the Company’s Common Stock or (2) a combination of cash and shares of the Company’s Common Stock, in each case, in respect of which the Company has not announced a dollar value of the stock portion (or, in the case of a combination, a dollar value of such stock portion cannot be implied if the Company has not announced a total dollar value including the cash amount).

“Qualifying Regular Quarterly Dividend” means, with respect to any Regular Quarterly Dividend of the Company, the portion of which is (i) paid in cash or in shares of Common Stock (or a combination thereof) and (ii) included in the determination of the Qualifying Amount for such Regular Quarterly Dividend, provided that, the Qualifying Regular Quarterly Dividend shall (a) include any portion of the Regular Quarterly Dividend which is paid in cash and (b) exclude any portion that is (x) a Distribution with Share Combination (other than any cash amount paid in connection with such Distribution with Share Combination), (y) a distribution of any assets that are neither cash nor shares of the Company’s Common Stock or (z) a distribution of shares of Common Stock not included in the Qualifying Amount.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Period” means, in relation to any Interest Payment Date:

(a) in the case of the first Interest Payment Date, the period from (and including) the Issue Date to (and including) the Regular Record Date for the interest payment to be made on such first Interest Payment Date; and

(b) in the case of any subsequent Interest Payment Date, the period from (but excluding) the Regular Record Date for the interest payment to be made on the immediately preceding Interest Payment Date to (and including) the Regular Record Date for the interest payment to be made on such Interest Payment Date.

“Reference Property” has the meaning set forth in Section 9.07(a).

“Regular Quarterly Dividend” means any dividend or distribution of the Company (including any portion thereof paid in cash, shares of the Company’s Common Stock or other assets (or a combination thereof)) that is a regular quarterly dividend.

“Regular Record Date” means February 15 or August 15 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment date.

“Related Proceeding” has the meaning set forth in Section 12.10.

“Resale Restriction Termination Date” has the meaning set forth in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, any assistant vice president, any trust officer or assistant trust officer, or any other officer of the Trustee who customarily performs functions similar to those performed by persons who at the time are officers, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who has direct responsibility for the administration of this Indenture.

“Restricted Note Legend” has the meaning set forth in Section 2.05(c).

“Restricted Securities” has the meaning set forth in Section 2.05(c).

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means a Subsidiary of the Issuer or the Company that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X promulgated by the Commission; provided that, in the case of a Subsidiary of the Company that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, in each case as such rule is in effect on the Issue Date, such Subsidiary will not be deemed to be a Significant Subsidiary unless such Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year prior to the date of such determination exceeds $25,000,000 (with such amount calculated pursuant to Rule 1-02(w) as in effect on the Issue Date). For the avoidance of doubt, for purposes of this definition, to the extent any such Subsidiary would not be deemed to be a “Significant Subsidiary” under the relevant definition set forth in Rule 1-02(w) of Regulation S-X (or any successor rule) as in effect on the relevant date of determination, such Subsidiary shall not be deemed to be a “Significant Subsidiary” under this Indenture irrespective of whether such Subsidiary would otherwise be deemed to be a “significant subsidiary” after giving effect to the proviso in the immediately preceding sentence.

“Special Cash Dividend or Distribution” means any cash paid by the Company to substantially all holders of its Common Stock in respect of any dividend or distribution other than a Qualifying Regular Quarterly Dividend.

“Spin-Off” has the meaning set forth in Section 9.04(c).

“Stock Price” has the meaning set forth in Section 9.03(c).

“Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

“Successor Company” has the meaning set forth in Section 7.01(a).

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trading Day” means, a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If Common Stock is not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations, expressed per $1,000 of principal amount of the Notes, obtained by the Bid Solicitation Agent for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose, which may include the initial purchasers of the Notes; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of such two bids will be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid will be used. If, on any date, the Bid Solicitation Agent is required to, and cannot reasonably, obtain at least one bid for $2,000,000 principal amount of Notes from an independent nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such date and the Exchange Rate on such date.

“Trading Price Condition” has the meaning set forth in Section 9.01(b)(i).

“transfer” has the meaning set forth in Section 2.05(c).

“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee has become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Trustee” means and includes each person who is then a Trustee hereunder.

“Unrestricted Subsidiary” means (a) CSC of Tacoma, LLC, GEO International Holdings, LLC, certain dormant domestic subsidiaries and all of the Company’s foreign subsidiaries in existence as of the date of this Indenture; (b) any other Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution; and (c) any direct or indirect Subsidiary of any Subsidiary described in clauses (a) or (b).

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a person becoming a Subsidiary through merger, consolidation or other business combination transaction, or investment therein) to be an Unrestricted Subsidiary only if such Subsidiary is not a restricted subsidiary under any of the Company’s unsecured senior notes. The Company’s Board of Directors may re-designate any Unrestricted Subsidiary to be a Restricted Subsidiary. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions.

“Valuation Period” has the meaning set forth in Section 9.04(c).

Section 1.02. Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) “or” is not exclusive;

(iii) words in the singular include the plural, and in the plural include the singular; and

(iv) provisions apply to successive events and transactions.

ARTICLE II

THE NOTES

Section 2.01. Designation and Amount. The Notes will be designated as the “6.50% Exchangeable Senior Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $230,000,000, subject to Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to this Indenture.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes will be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which will constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note will represent such principal amount of the outstanding Notes as will be specified therein and will provide that it will represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon written instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note will be made to the Holder of such Note on the date of payment, unless a Record Date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a) The Notes will be issuable in registered form without coupons in Authorized Denominations. Each Note will be dated the date of its authentication and will bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Accrued interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date will be entitled to receive the interest payable on such Interest Payment Date. Interest will be payable at the office or agency of the Issuer maintained by the Issuer for such purposes in the United States, which will initially be the Corporate Trust Office, or any other office so designated by the Trustee. The Issuer will pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holders or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Issuer, the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which application will remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(i) Any Defaulted Amounts will forthwith cease to be payable to the Holder on the relevant payment date but will accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon will be paid by the Issuer, at its election in each case, as provided in clause (1) or (3) below:

(1) The Issuer may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special Record Date for the payment of such Defaulted Amounts, which will be fixed in the following manner. The Issuer will notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which will be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee will consent in writing to an earlier date), and at the same time the Issuer will deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or will make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Issuer will fix a special Record Date for the payment of such Defaulted Amounts which will be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer will promptly notify the Trustee in writing of such special Record Date and the Trustee, in the name and at the expense of the Issuer, will cause notice of the proposed payment of such Defaulted Amounts and the special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special Record Date. Notice of the proposed payment of such Defaulted Amounts and the special Record Date therefor having been so mailed, such Defaulted Amounts will be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special Record Date and will no longer be payable pursuant to the following clause (2) of this Section 2.03(b).

(2) The Issuer may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment will be deemed practicable by the Trustee. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 5.01(a) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

Section 2.04. Execution and Authentication.

The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (an “Authentication Order”) (a) initial Notes for original issue on the date hereof in an aggregate principal amount of $230,000,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Notwithstanding anything to the contrary in this Indenture, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $1,000 minimum denomination and integral multiples of $1,000 in excess of $1,000.

An Officer will sign the Notes for the Issuer by manual, electronic or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent. The signature will be conclusive evidence that the Note has been authenticated under this Indenture. Each Note will be dated the date of its authentication.

The Trustee will have the right to decline to authenticate and deliver any Notes: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents or a committee of Responsible Officers will determine that such action would expose the Trustee to personal liability to Holders.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

Section 2.05. Exchange and Registration of Transfer of Notes; Depositary.

(a) The Issuer will cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Issuer designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Notes and of transfers of Notes. Such register will be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Issuer may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Issuer will execute, and the Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Authorized Denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any Authorized Denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Issuer will execute, and the Trustee will authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or exchange will (if so required by the Issuer, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge will be imposed by the Issuer, the Trustee, the Note Registrar, any co-Note Registrar or any Paying Agent for any exchange or registration of transfer of Notes, but the Issuer or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required by law or permitted pursuant to Section 9.02(d) or Section 9.02(e).

None of the Issuer, the Trustee, the Note Registrar or any co-Note Registrar will be required to exchange or register a transfer of (i) any Notes surrendered for exchange or, if a portion of any Note is surrendered for exchange, such portion thereof surrendered for exchange or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn), in each case, in accordance with Article X.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture will be the valid and binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the seventh-to-last paragraph of Section 2.05(c), all Notes will be represented by one or more Notes in global form in reliance on Rule 144A of the Securities Act (each, a “Global Note”) registered in the name of the Depositary or a nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note will be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture and the procedures of the Depositary therefor.

(c) Subject to Section 2.06, every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Issuer, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Subject to Section 2.06, until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Last Original Issuance Date of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend (the “Restricted Note Legend”) in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE GEO GROUP, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION

WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) PURSUANT TO (C), (D) OR (E), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THIS SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE OF THIS SECURITY IS AND THE ISSUE DATE OF THIS SECURITY IS , . IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE CODE, THE COMPARABLE YIELD OF THIS SECURITY IS % COMPOUNDED SEMIANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES). FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, GEO CORRECTIONS HOLDINGS, INC. AGREES, AND BY ACCEPTANCE OF A BENEFICIAL INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY SHALL BE DEEMED TO HAVE AGREED, (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREASURY REGULATIONS SECTION 1.1275-4 OR ANY SUCCESSOR PROVISION (THE “CONTINGENT PAYMENT REGULATIONS”), (2) TO TREAT THE CASH AND THE FAIR MARKET VALUE OF ANY COMMON STOCK RECEIVED UPON CONVERSION OF THIS SECURITY AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, (3) TO ACCRUE INTEREST WITH RESPECT TO THIS SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE “NONCONTINGENT BOND METHOD” SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS AND (4) TO BE BOUND BY GEO CORRECTIONS HOLDINGS, INC.’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” EACH WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY. GEO CORRECTIONS HOLDINGS, INC. AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO GEO CORRECTIONS HOLDINGS, INC. AT THE FOLLOWING ADDRESS: 4955 TECHNOLOGY WAY, BOCA RATON, FL 33431 ATTENTION: CORPORATE SECRETARY.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer, substantially in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, has been checked.

The Notes issued pursuant to the Purchase Agreement will initially be issued with a restricted CUSIP number. Neither the Trustee nor the Note Registrar shall be responsible for making any Notes eligible at the Depositary.

Without limiting the generality of Section 2.06, any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Issuer shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Issuer shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. Any exchange pursuant to the foregoing paragraph shall be in accordance with the applicable procedures of the Depositary.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary will be a clearing agency registered under the Exchange Act. The Issuer initially appoints DTC to act as Depositary with respect to each Global Note. Initially, each Global Note will be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Issuer at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate and an Issuer Order for the authentication and delivery of Notes, will authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes will be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) will be registered in such names and in such Authorized Denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, will instruct the Trustee. Upon execution and authentication, the Trustee will deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been exchanged, canceled, repurchased or transferred, such Global Note will be, upon receipt thereof, canceled by the Trustee in accordance with its customary procedures. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, exchanged, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note will, in accordance with the Trustee’s customary procedures, be appropriately reduced or increased, as the case may be, and an endorsement will be made on the Schedule of Exchanges of such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note).

Neither the Trustee nor any agent of the Trustee will have any responsibility or liability for any actions taken or not taken by the Depositary.

Neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustee will have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith will determine that such action would expose the Trustee to personal liability to existing Holders.

(d) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE GEO GROUP, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR

OF THIS SECURITY) PURSUANT TO (C), (D) OR (E), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred (or issued upon conversion of a Note that has been transferred) pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold (or issued upon conversion of a Note that has been sold) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e) Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined in Rule 144 under the Securities Act), or unless such resale is effected pursuant to an exemption from registration under the Securities Act.

Section 2.06. Removal of Transfer Restrictions. Without limiting the generality of any other provision of this Indenture (including Section 2.05(d) and Section 2.05(e)), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 2.06 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Issuer’s delivery to the Trustee of notice, signed on behalf of the Issuer by one of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.06 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (a) the Issuer shall effect such exchange or procedure as soon as reasonably practicable; and (b) for purposes of Section 2.05(e), such Global Note shall not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

Section 2.07. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Issuer and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Issuer, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase shall become mutilated or be destroyed, lost or stolen, the Issuer may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, redemption, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, redemption, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.08. Temporary Notes. Pending the preparation of Physical Notes, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Issuer shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes upon the written request of the Issuer. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.09. Cancellation of Notes Paid, Converted, Etc. The Issuer shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Issuer’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Issuer, at the Issuer’s written request in an Issuer Order.

Section 2.10. CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Note, notice or elsewhere; provided further that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.11. Additional Notes; Repurchases. The Issuer may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, cause the issuance of additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder (other than differences in the issue date, the issue price, interest accrued prior to the issue date of such additional Notes and, if applicable, restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal securities law and income tax purposes, such additional Notes will have one or more separate CUSIP numbers. Prior to the issuance of any such additional Notes, the Issuer will deliver to the Trustee an Issuer Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters required by Section 12.04.

ARTICLE III

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge. This Indenture will, upon request of the Issuer contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense and written request of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.03(d)) have been delivered to the Trustee for cancellation; or (ii) the Issuer has deposited with the Trustee cash or delivered to Holders shares of Common Stock (or other Reference Property), as applicable, after the Notes have become due and payable, whether at the Maturity Date, at any Fundamental Change Repurchase Date, upon exchange or otherwise, cash or cash and/or shares of Common Stock or other Reference Property (solely to satisfy the Exchange Obligation, as applicable), sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Issuer; and (b) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and the Guarantors to the Trustee under Section 8.06 will survive.

ARTICLE IV

COVENANTS

Section 4.01. Payment of Principal and Interest. The Issuer covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. On or before 11:00 a.m., New York City time, on the applicable payment date, the Issuer will deposit with the Paying Agent money sufficient to pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States on payments of principal, premium or interest (including any Additional Interest), Common Stock, repurchases of the Notes, or any deemed distribution for U.S. federal income tax purposes hereunder, subject to applicable exemptions. Any such amounts deducted or withheld shall be treated as received by the Holders.

Section 4.02. Maintenance of Office or Agency. The Issuer will maintain an office in the United States, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for exchange (“Exchange Agent”) and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer will fail to maintain any such required office or agency or will fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in its Corporate Trust Office in the United States of America so designated by the Trustee as a place where Notes may be presented for payment or for registration of transfer; provided that the Trustee shall not be deemed an agent of the Issuer for service of legal process.

The Issuer may also from time to time designate as co-Note Registrars one or more other offices or agencies located in the United States of America where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office in the United States of America as a place for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Issuer hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office and the office of the Trustee, or any other office located in the United States of America so designated by the Trustee, each will be considered as one such office or agency of the Issuer for each of the aforesaid purposes.

Section 4.03. Provisions as to Paying Agent. If the Issuer appoints a Paying Agent other than the Trustee, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent agrees with the Trustee, subject to the provisions of this Section 4.03:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt written notice of any failure by the Issuer to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same is be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Issuer will act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Issuer to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same has become due and payable.

(c) Anything in this Section 4.03 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.03, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent will be released from all further liability but only with respect to such sums or amounts.

(d) Any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on and the consideration due upon exchange of, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon exchange has become due and payable will be paid to the Issuer on request of the Issuer contained in an Officer’s Certificate, or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Issuer as trustee thereof, will thereupon cease.

Section 4.04. Existence. Subject to Article VII, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.05. Reports; Additional Interest.

(a) The Company will file with the Trustee within 15 days after the same are required to be filed with the Commission (giving effect to any applicable grace periods provided by Rule 12b-25 or any successor rule under the Exchange Act), any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment, and any correspondence with the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR (or any successor thereto) system will be deemed to be filed with the Trustee at the time such documents are filed via EDGAR (or any successor thereto), it being understood that the Trustee will not be responsible for determining whether such filings have been made.

(b) Delivery of reports, information and documents to the Trustee is for informational purposes only, and the information and the Trustee’s receipt of the foregoing will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall have no liability or responsibility for the filing, timeliness or content of such documents or reports.

(c) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes (including any Notes issued pursuant to the initial purchasers’ option to purchase additional Notes), the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K), after giving effect to all applicable grace periods thereunder, or the Notes are not otherwise freely tradable by Holders other than the Company’s affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes), the Issuer will pay Additional Interest on the Notes from, and including, the first date after the conclusion of the six-month period described above on which such failure to file occurs or the first date the Notes are not otherwise freely tradable as described above by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding without restriction pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes, whichever is earlier, until the earlier of (i) the one-year anniversary of the last date of original issuance of the Notes (including any Notes issued pursuant to the initial purchasers’ option to purchase additional Notes) and (ii) the date on which such failure to file has been cured (if applicable) and the Notes are otherwise freely tradable as described above by Holders other than the Company’s Affiliates or Holders that have been our Affiliates at any time during the three months immediately preceding without restriction pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes. Such Additional Interest will accrue on the Notes at the rate of 0.50% per annum of the principal amount of Notes outstanding for each day during such period described in the preceding sentence.

(d) If, and for so long as, the Restricted Note Legend on the Notes has not been removed (or deemed removed), the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding without restrictions pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes as of the 450th day after the last date of original issuance of the Notes (including any Notes issued pursuant to the initial purchasers’ option to purchase additional Notes), the Issuer will pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the Restricted Note Legend has been removed (or deemed removed) from the Notes, the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable as described above by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding. The Restricted Note Legend will be deemed removed pursuant to the terms of this Indenture upon notice by the Issuer to the Trustee and delivery of the documents required by Section 2.05 and 2.06 of this Indenture, and, at such time, the Notes will be automatically assigned an unrestricted CUSIP. However, for the avoidance of doubt, for Notes that are not in certificated form, the Notes will continue to bear Additional Interest pursuant to this Section 4.05(d) until such time as they are identified by an unrestricted CUSIP in the facilities of DTC or any successor depositary for the Notes, as a result of completion of DTC’s mandatory exchange process or otherwise.

(e) If Additional Interest is payable by the Issuer pursuant to Section 4.05(c) or Section 4.05(d), the Issuer shall deliver to the Trustee, no later than five Business Days prior to the applicable payment date, an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Issuer has paid Additional Interest directly to the Persons entitled to it, the Issuer shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.06. Rule 144A Information. At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will, so long as any of the Notes or any shares of Common Stock issued upon exchange thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issued upon exchange of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act. The Issuer will take such further action as any Holder or beneficial owner of such Notes or shares of Common Stock may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Section 4.07. Additional Guarantees.

(a) The Company will not permit any of its Restricted Subsidiaries which are not Guarantors, directly or indirectly, to Guarantee the payment of (a) any Indebtedness of the Issuer or of any Guarantor under any Credit Facility or (b) any Indebtedness of the Issuer or of any Guarantor evidenced by bonds, notes or other debt securities in an aggregate principal amount of $100 million or more, unless, in each case, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Note Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness.

(b) The Note Guarantee of a Guarantor that is a Restricted Subsidiary of the Company will be released:

(i) in connection with any sale of all of the capital stock of such Guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) a subsidiary of the Company;

(ii) if the Issuer designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

(iii) upon the release or termination (other than a termination or release resulting from the payment thereon) of the guarantee of (a) all Indebtedness of any issuer or any guarantor under any Credit Facility and (b) all Indebtedness of any issuer or any guarantor evidenced by bonds, notes or other debt securities in an aggregate principal amount of $100 million or more.

Section 4.08. Statements as to Defaults. The Issuer will deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, written notice setting forth the details of such Event of Default or Default, its status and the action that the Issuer is taking or proposing to take in respect thereof.

Section 4.09. Compliance Certificates. To the extent the Notes are outstanding, the Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, an Officer’s Certificate stating that a review of the activities of the Issuer and the Guarantors during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his/her knowledge the Issuer and Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which the Officer may have knowledge).

In addition, the Issuer shall deliver to the Trustee at its Corporate Trust Office, within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Issuer is taking or proposing to take in respect thereof.

Section 4.10. Stay, Extension and Usury Laws.

The Issuer and each Guarantor covenants (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Issuer and each Guarantor (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.11. Further Instruments and Acts. Upon request of the Trustee, the Issuer and Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01. Events of Default. The following events will be “Events of Default” with respect to the Notes:

(a) default, by the Issuer or Guarantors, in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b) default, by the Issuer or the Guarantors, in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Issuer to comply with its obligation to exchange the Notes in accordance with this Indenture upon exercise of a Holder’s exchange right, and such failure continues for three (3) Business Days following the due date for delivery thereof;

(d) failure by the Issuer to issue a Fundamental Change Company Notice in accordance with Section 10.01(c), a notice of the Effective Date of a Make-Whole Fundamental Change in accordance with the last sentence of Section 9.03(b) or a notice of a specified corporate transaction in accordance with Section 9.01(b)(ii) or Section 9.01(b)(iii), as applicable, in each case, when due, and such failure continues for a period of five (5) Business Days;

(e) failure by the Issuer or the Company to comply with its obligations under Article VII;

(f) a default by the Issuer, the Company or any of the Company’s Significant Subsidiaries that is also a Restricted Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50.0 million (or its foreign currency equivalent) in the aggregate of the Issuer, the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity date, upon required repurchase, upon declaration of acceleration or otherwise and in the cases of clauses (i) and (ii), such acceleration shall not, after the expiration of any applicable grace period, have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with this Indenture;

(g) failure by the Issuer, the Company or any Restricted Subsidiary to pay final judgments not covered by insurance aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(h) except as otherwise permitted in this Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee;

(i) failure by the Issuer or any Guarantor to perform any of its other agreements contained in the Notes or this Indenture, which failure has not been remedied, or is without provision deemed to be adequate for the remedying thereof having been made, for a period of 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received;

(j) commencement by the Company, the Issuer or any Significant Subsidiary of the Company that is a Restricted Subsidiary of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company, the Issuer or any such Significant Subsidiary that is a Restricted Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Issuer or any such Significant Subsidiary that is a Restricted Subsidiary or any substantial part of its property, or consent, by the Company, the Issuer or any Significant Subsidiary of the Company that is a Restricted Subsidiary, to the entry of an order for any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making, by the Company, the Issuer or any Significant Subsidiary of the Company that is a Restricted Subsidiary, of a general assignment for the benefit of creditors, or failure, by the Company, the Issuer or any Significant Subsidiary of the Company that is a Restricted Subsidiary, generally to pay its debts as they become due; or

(k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer, the Company or any Restricted Subsidiary that is a Significant Subsidiary, in an involuntary case; or

(ii) appoints a custodian of the Issuer, the Company or any Restricted Subsidiary that is a Significant Subsidiary or for all or substantially all of the property of the Issuer, the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

(iii) orders the liquidation of the Issuer, the Company or any Restricted Subsidiary that is a Significant Subsidiary.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 5.02. Acceleration; Rescission and Annulment. If an Event of Default (other than an Event of Default described in Section 5.01(j) or (k) with respect to the Company, the Issuer or any of the Company’s Significant Subsidiaries that is also a Restricted Subsidiary) with respect to the Notes at the time outstanding occurs and is continuing, then the Trustee, or the Holders of not less than 25% in principal amount of the outstanding Notes, may declare the principal amount of, and any premium and accrued and unpaid interest on, all of the Notes to be due and payable immediately, by a notice to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or such specified amount) and accrued and unpaid interest, if any, will become immediately due and payable. If an Event of Default specified in Section 5.01(j) or Section 5.01(k) with respect to the Company, the Issuer or any of the Company’s Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 8.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, or (ii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 5.03. Additional Interest in Lieu of Reporting Default. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Issuer elects, the sole remedy for Event of Default under this Indenture relating to the failure to comply with the Company’s obligations as set forth in Section 4.05(a) will, for the first 360 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 days of the 360-day period during which such Event of Default has occurred and is continuing, beginning on, and including, the calendar day on which such Event of Default first occurs and (y) 0.50% per annum of the principal amount of the Notes outstanding for each day during the next 180 days of such 360-day period, beginning on the 181st after the occurrence of such Event of Default, as long as such Event of Default is continuing. If the Issuer so elects, such Additional Interest will be payable in the same manner and on the same dates as regular interest on the Notes. On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.05(a) is not cured or waived prior to such 361st day), such Additional Interest will cease to accrue, and the Notes will be subject to acceleration as provided in Section 5.02. In the event the Issuer does not elect to pay Additional Interest following an Event of Default in accordance with this Section 5.03, or the Issuer elects to pay such Additional Interest but neither the Issuer nor any Guarantor, if applicable, pays such Additional Interest when due, the Notes will be immediately subject to acceleration as provided in Section 5.02.

In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraphs, the Issuer must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 360-day period.

In no event shall Additional Interest payable at the Issuer’s election for the Company’s failure to comply with its reporting obligations pursuant to this Section 5.03 accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

The Trustee will not at any time be under any duty or responsibility to any Holder to determine Additional Interest pursuant to this Section 5.03 or Section 4.05, or with respect to the nature, extent or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of Additional Interest.

Section 5.04. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default resulting from a default in the payment of interest, if any, on, or in the payment of principal or premium of, any Note, when the same is due, or a default in the payment or delivery of the consideration due upon exchange of any Note, when then same is due, to recover judgment in its own name and as trustee of an express trust against the Issuer for the total unpaid or undelivered interest, principal, premium or other consideration, as applicable, and, to the extent that payment of such interest is legally enforceable, interest on any overdue interest, principal or premium at the rate or rates prescribed therefor in the Notes, and, in addition thereto, such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee deems most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.05. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any Guarantor or the property of the Issuer, any Guarantor or their creditors, the Trustee (irrespective of whether the principal of the Notes is then due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee has made any demand on the Issuer for the payment of overdue principal or interest) will be entitled and empowered, by intervention in such proceeding or otherwise to:

(i) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 8.06.

Nothing herein will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.06. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture and the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 5.07. Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article V will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: to the payment of all amounts due the Trustee in all of its capacities under Section 8.06;

Second: to the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

Third: to the Issuer or any Guarantor, as the case may be.

Section 5.08. Limitation on Suits.

Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon exchange, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i) such Holder has previously given written notice to the Trustee that an Event of Default is continuing;

(ii) the Holders of at least 25% in principal amount of the outstanding Notes has made written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period, it being understood, intended and expressly covenanted by the Holder with every other Holder and the Trustee that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders. The Trustee will not have any affirmative duty to ascertain whether or not any actions or forbearances are unduly prejudicial to any Holders.

Section 5.09. Unconditional Right of Holders to Receive Principal, Interest and Exchange Consideration.

Notwithstanding any other provision in this Indenture, the Holders will have the right, which is absolute and unconditional, to receive payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and any premium and accrued and unpaid interest on, the Notes, and to receive the consideration due upon exchange thereof, in each case on or after the respective due dates expressed in this Indenture, and to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after their respective dates shall not be impaired without the consent of such Holder.

Section 5.10. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 5.11. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.13. Control by Holders.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided, however, that:

(i) no such direction may be in conflict with any rule of law or with this Indenture;

(ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction;

(iii) subject to the provisions of this Article V, the Trustee will have the right to decline to follow any such direction if the Trustee in good faith will, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability, and

(iv) prior to taking any action as directed under this Section 5.13, the Trustee will be entitled to indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 5.14. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Default hereunder and its consequences, except a Default in the payment of the principal of, or any premium or interest on, or, with respect to the Notes or a Default in the payment or delivery of the consideration due upon exchange of the Notes. The Holders of a majority in principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other Default or impair any consequent right.

Section 5.15. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of Notes, by its acceptance thereof, will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section will not apply to any suit instituted by the Issuer or any Guarantor, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on the Notes on or after the Maturity of the Notes, including the Maturity Date.

ARTICLE VI

SUPPLEMENTAL INDENTURES

Section 6.01. Supplemental Indentures Without Consent of Holders. Notwithstanding anything to the contrary in Section 6.02, the Issuer, when authorized by the resolutions of the board of directors of the Issuer, the Guarantors and the Trustee, at the Issuer’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency in this Indenture, the Notes or the Guarantees;

(b) to provide for the assumption by a Successor Company of the obligations of the Issuer or the Company under this Indenture;

(c) to add additional guarantees with respect to the Notes;

(d) to secure the Notes or the Guarantees;

(e) to add to the Issuer’s or the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Issuer or the Company;

(f) to make any change that does not adversely affect the rights of any Holder, as determined by the Issuer in good faith;

(g) to provide for the acceptance of appointment by a successor Trustee pursuant to Section 8.08 of this Indenture or to facilitate the administration of the trusts under this Indenture by more than one Trustee;

(h) in connection with any Merger Event, in order to provide that the Notes are exchangeable into Reference Property and make certain related changes to the terms of the Notes to the extent expressly required by this Indenture;

(i) to comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder;

(j) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA;

(k) to enter into any supplemental indentures pursuant to, and in accordance with, Section 9.07, in connection with a Merger Event;

(l) to provide for any transfer restrictions that apply to any Notes issued under this Indenture (other than Notes issued pursuant to the Purchase Agreement, or any Notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or

(m) to conform the provisions of this Indenture to the “Description of Notes” in the Preliminary Offering Memorandum of the Issuer, dated February 17, 2021, relating to the offering and sale of the Notes, as supplemented by the related pricing term sheet, as evidenced by an Officer’s Certificate.

Upon the written request of the Issuer, the Trustee is hereby authorized to join with the Issuer and Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 6.01 may be executed by the Issuer, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 6.02.

Section 6.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (including in connection with a repurchase of, or tender or exchange offer for, Notes), the Issuer and Guarantors, when authorized by the resolutions of the board of directors of the Issuer and the Trustee, at the Issuer’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture will:

(a) reduce the principal amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that adversely affects the exchange rights of any Notes (other than as required by this Indenture);

(e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Issuer’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in money, or at a place of payment, other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i) make any change in this Article VI that requires each Holder’s consent or in the waiver provisions herein; or

(j) other than in accordance with this Indenture, eliminate or modify the Guarantees.

Upon the written request of the Issuer, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 6.03, the Trustee will join with the Issuer and Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such supplemental indenture.

Section 6.03. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 12.04, the Trustee will receive and will be fully protected in conclusively relying upon an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article VI, and is permitted or authorized by this Indenture, such Opinion of Counsel to include a customary legal opinion as to the enforceability under New York law of such supplemental indenture, which opinion may contain customary exceptions and qualifications.

Section 6.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article VI, this Indenture will, for purposes of the Notes, be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantors and the Holders will thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture will be deemed to be part of the terms and conditions of this Indenture for purposes of the Notes.

ARTICLE VII

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 7.01. The Issuer and the Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 7.03, neither the Issuer nor the Company will consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its consolidated properties and assets, taken as a whole to another Person (other than one or more of the Issuer’s or Company’s direct or indirect wholly-owned Subsidiaries), unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Issuer or the Company, will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer or the Company) expressly assumes by supplemental indenture to this Indenture all of the obligations of the Issuer or the Company, as applicable, under the Notes and this Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under this Indenture; and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and Opinion of Counsel pursuant to Section 7.02.

For purposes of this Section 7.01, the sale, conveyance, transfer or lease of the properties and assets of one or more Subsidiaries of the Company substantially as an entirety to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, will be deemed to be the sale, conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to another Person.

Section 7.02. Evidence to Be Given to Trustee. In connection with any consolidation, merger, sale, conveyance, transfer or lease specified in this Article VII, the Trustee will have the right to receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such consolidation, merger, sale, conveyance, transfer or lease and any related assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article VII.

Section 7.03. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Issuer or the Company, as applicable, such Successor Company (if not the Issuer or the Company, as applicable) will succeed to, and may exercise every right and power of, the Issuer or the Company, as applicable, under this Indenture, and the Issuer or the Company, as applicable, will be discharged from its obligations under the Notes, the Guarantee and this Indenture, as applicable, except in the case of any such lease.

Thereupon, any such Successor Company with respect to the Issuer may cause to be signed, and may issue either in its own name or in the name of the Issuer any or all of the Notes issuable hereunder that theretofore have not been signed by the Issuer and delivered to the Trustee; and, upon the order of such Successor Company instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee will authenticate and deliver, or cause to be authenticated and delivered, any Notes that previously have been signed and delivered by the Officers of the Issuer to the Trustee for authentication, and any Notes that such Successor Company thereafter has caused to be signed and delivered to the Trustee for that purpose. All the Notes so issued will in all respects have the same legal rank and benefit under this Indenture (including the Guarantee, as applicable) as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease) with respect to the Issuer or the Company, as applicable, upon compliance with this Article VII, the Person named as the “Issuer” or the “Company,” as applicable, in the first paragraph or Article I of this Indenture (or any successor that thereafter has become such in the manner prescribed in this Article VII) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person will be released from its liabilities as obligor and maker of the Notes or the Guarantee, as applicable, and from its obligations under this Indenture and the Notes or the Guarantee, as applicable.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE VIII

TRUSTEE

Section 8.01. Duties and Responsibilities of the Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied duties shall be imposed against the Trustee. In case an Event of Default has occurred that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, however, that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture will be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee will not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether, on their face, they appear to conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee will not be responsible or liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture;

(d) the Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(e) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee will be subject to the provisions of this Section and Section 8.02;

(f) the Trustee will not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes;

(g) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(h) in the absence of written investment direction from the Issuer, all cash received by the Trustee will be placed in a non-interest bearing trust account, and in no event will the Trustee be liable for the selection of investments or for investment losses, fees, taxes or other costs incurred with respect thereto or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee will have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Issuer; and

(i) in the event that the Trustee is also acting as Depositary Custodian or Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article VIII, including, without limitation, the right to be indemnified, will also be afforded to such Depositary Custodian, Agent or transfer agent.

None of the provisions contained in this Indenture will require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers; provided, however, that the Trustee shall have no affirmative duty to determine whether any direction is prejudicial to any other Holder.

Section 8.02. Reliance on Documents, Opinions, Etc.

Except as otherwise provided in Section 6.01:

(a) the Trustee may conclusively rely and will be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;

(c) any request, direction, order or demand of the Issuer mentioned herein will be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution or board resolution of the Issuer may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

(d) the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel will be full and complete authorization and protection or reliance on in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e) the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee will determine to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and will incur no liability of any kind by reason of such inquiry or investigation;

(f) the Trustee will not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(g) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder;

(h) the Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the specimen signatures and names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture (i.e., an incumbency certificate), which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(i) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder. No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for any act or omission by any Depositary;

(j) the permissive rights of the Trustee enumerated herein shall not be construed as duties or obligations to do so;

(k) the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(l) The Trustee is not responsible for monitoring the performance of other persons or for the failure of others to perform their duties; and

(m) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes, and upon Notes executed and delivered in exchange therefor or in place thereof.

In no event will the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee will not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (x) a Responsible Officer has actual knowledge of such Default or Event of Default or (y) written notice of such Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and states that it is a notice of default.

Section 8.03. No Responsibility for Recitals, Etc.

The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) will be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee will not be accountable for the use or application by the Issuer of the Notes or the proceeds of the Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.04. Trustee and Agents May Own Notes.

The Trustee, and any Agent (if other than the Issuer), in its individual or any other capacity, may become the owner or pledgee of any Notes with the same rights it would have if it were not the Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

Section 8.05. Monies and Shares of Common Stock to Be Held in Trust.

All monies and other property, if any, received by the Trustee will, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and any other property, if any, held by the Trustee in trust hereunder need not be segregated from other funds or property except to the extent required by law. The Trustee will be under no liability for interest on any money or other property, if any, received by it hereunder except as may be agreed from time to time in writing by the Issuer and the Trustee. The Trustee hereby waives any right to set-off any claim that it may have against the Company in any capacity (other than as Trustee, Paying Agent and Exchange Agent) against any of the assets of the Company held by the Trustee.

Section 8.06. Compensation and Expenses of Trustee.

The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee will receive, such compensation for all services rendered by it hereunder in any capacity (which will not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Issuer, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as is caused by its gross negligence or willful misconduct. The Issuer and each Guarantor, if any, jointly and severally, also covenant to indemnify the Trustee or any predecessor Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and their agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Issuer, the Company, any Holder or any other person), damage, liability or expense (including the reasonable fees and expenses of the Trustee’s agents and counsel), and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises or in connection with enforcing the provisions of this Indenture or any provision hereof (including this Section); provided that the Issuer and each Guarantor shall not be obligated to reimburse any expenses or indemnify against any loss or liability incurred by the Trustee as shall have been finally adjudicated by a court of competent jurisdiction to have been directly caused by the Trustee’s own gross negligence or willful misconduct. The obligations of the Issuer and the Guarantors, if any, under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances will be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 5.06, funds held in trust herewith for the benefit of the Holders. The Trustee’s right to receive payment of any amounts due under this Section 8.06 will not be subordinate to any other liability or indebtedness of the Issuer. The obligations of the Issuer and the Guarantors under this Section 8.06 will survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee. Neither the Issuer nor any Guarantor will need pay for any settlement made without its consent, which consent will not be unreasonably withheld. The indemnification provided in this Section 8.06 will extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 5.01(j) or Section 5.01(k) occurs and is continuing with respect to the Issuer, the Company, or any of the Company’s Significant Subsidiaries, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute administrative expenses under any bankruptcy, insolvency or similar laws.

Section 8.07. Eligibility of Trustee.

There will at all times be a Trustee hereunder which will be a person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000. If such person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such person will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section, it will resign immediately in the manner and with the effect set forth in this Article VIII.

Section 8.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Notes by so notifying the Issuer at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee with respect thereto by so notifying the Trustee and the Issuer at least 30 days prior to the date of the proposed effective date of the removal. The Issuer may remove the Trustee with respect to the Notes if:

(a) the Trustee fails to comply with Section 8.07;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer with respect to such Notes.

If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee, at the expense of the Issuer.

A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 8.06, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee with respect to Notes for which it is acting as Trustee under this Indenture. A successor Trustee will send a notice of its succession to each Holder of the Notes. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Issuer’s obligations under Section 8.06 will continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement.

The Trustee will have no responsibility or liability for the action or inaction of a successor trustee. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the obligations of the Issuer and each Guarantor under Section 8.06 hereof shall continue for the benefit of the retiring Trustee with respect to expense and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers, and duties under this Indenture prior to such replacement.

Section 8.09. Succession by Merger, Etc.

Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee is a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), will be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation or other entity must be eligible under 8.07.

If, at the time such successor to the Trustee succeeds to the trusts created by this Indenture, the Notes have been authenticated but not delivered, then such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver the Notes so authenticated; and if at such time any Notes have not been authenticated, such successor to the Trustee or an authenticating agent appointed by such successor Trustee may authenticate the Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases, such certificates will have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee has; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee will apply only to its successor or successors by merger, conversion or consolidation.

Section 8.10. Trustee’s Application for Instructions from the Issuer.

Any application by the Trustee for written instructions from the Issuer (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on or after which such action will be taken or such omission will be effective. The Trustee will not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date will not be less than three Business Days after the date any Officer that the Issuer has indicated to the Trustee should receive such application actually receives such application, unless any such Officer has consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee has received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 8.11. Notice of Defaults.

The Trustee will, within 90 days after a Responsible Officer receives written notice of the occurrence and continuance of a Default with respect to the Notes, send to all Holders notice of all such Defaults, unless such Defaults have been cured or waived before the giving of such notice; provided, however, that, except in the case of a Default in the payment of the principal of, or accrued and unpaid interest on, the Notes, a Default in the payment or delivery of the consideration due upon exchange, the Trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes.

ARTICLE IX

EXCHANGE OF NOTES

Section 9.01. Exchange Privilege.

Subject to and upon compliance with the provisions of this Article IX, each Holder of a Note will have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is in an Authorized Denomination) of such Note (i) subject to satisfaction of the conditions provided in Section 9.01(b), at any time prior to the close of business on the Business Day immediately preceding November 25, 2025, under the circumstances and during the periods set forth in Section 9.01(b), and (ii) irrespective of the conditions provided in Section 9.01(b), on or after November 25, 2025, and prior to the close of business on the second Scheduled Trading

Day immediately preceding the Maturity Date, in each case, based on an initial Exchange Rate of 108.4011 shares of Common Stock (subject to adjustment as provided in Section 9.04, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 9.02, the “Exchange Obligation”).

(a) Prior to the close of business on the Business Day immediately preceding November 25, 2025, a holder of Notes may be surrender all or any of its Notes for exchange at any time during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate on each such Trading Day (the “Trading Price Condition”). The Trading Prices will be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. The Issuer will provide written notice to the Bid Solicitation Agent (if other than the Issuer) of the three independent nationally recognized securities dealers (which may include the initial purchasers of the Notes) selected by the Issuer for this purpose pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Issuer) will have no obligation on any date to solicit the Trading Price per $1,000 principal amount of Notes unless the Issuer has requested such solicitation in writing, and the Issuer will have no obligation to make such request (or, if the Issuer is acting as Bid Solicitation Agent, the Issuer will have no obligation to solicit and/or determine the Trading Price) unless a Holder of at least $2,000,000 aggregate principal amount of Notes on such date requests in writing that the Issuer make such a determination and provides the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate. If a Holder provides such evidence on any date (the “Notification Date”), the Issuer will instruct, no later than the first Trading Day following such Notification Date, three independent nationally recognized securities dealers (selected by the Issuer for this purpose, and which may include the initial purchasers of the Notes) to deliver bids to the Bid Solicitation Agent. At such time, the Issuer (if acting as the Bid Solicitation Agent) will instruct the Bid Solicitation Agent (if other than the Issuer) to, solicit, or if the Issuer is acting as Bid Solicitation Agent, the Issuer shall will solicit such bids beginning on the first Trading Day following such Notification Date and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate on such date. The Issuer will determine the Trading Price in accordance with the bids solicited by the Bid Solicitation Agent. If on any such date (x) Issuer is not acting as Bid Solicitation Agent, and the Issuer does not, when it is required to, instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Issuer instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such solicitation, or (y) the Issuer is acting as Bid Solicitation Agent and the Issuer fails to make such solicitation when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes on any date will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate on each such date. If the Trading Price Condition set forth above has been met on any Trading Day, the Issuer will so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing on or within one Business Day of such Trading Day. If, at any time after the

Trading Price Condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the applicable Exchange Rate on such Trading Day, the Issuer will so notify the Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee) in writing that the Trading Price Condition is no longer met and thereafter neither the Issuer nor the Bid Solicitation Agent (if other than the Issuer) shall be required to solicit bids again until another qualifying request is made as provided above.

(i) If, prior to the close of business on the Business Day immediately preceding November 25, 2025, the Company elects to:

(A) issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with a stockholder rights plan so long as such rights have not been separated from the shares of Common Stock) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of the Common Stock assets, securities or rights to purchase securities of the Issuer, which distribution has a per share value, as reasonably determined by the Issuer, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Issuer will notify all Holders of the Notes (with a copy to the Trustee and the Exchange Agent (if other than the Trustee)) at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan, as soon as reasonably practicable after the Issuer becomes aware that such separation or triggering event has occurred or will occur). Once the Issuer has given such notice, the Notes may be surrendered for exchange at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Issuer’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise exchangeable at such time; provided, however, that Holders of the Notes may not exchange their Notes pursuant to this provision if they participate, at the same time and on the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described above without having to exchange their Notes and as if such Holders held a number of shares of Common Stock equal to the product of (x) the Exchange Rate in effect on the Record Date for such issuance or distribution; and (y) the aggregate principal amount (expressed in thousands) of Notes held by such Holders on such date. For purposes of this Section 9.01(b)(ii) and Section 9.04(b), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there will be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(ii) If, prior to the close of business on the Business Day immediately preceding November 25, 2025, (a) a transaction or event that constitutes (x) a Fundamental Change or (y) a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Issuer to repurchase the Notes pursuant to Section 10.01; or (b) the Company is a party to a Merger Event (other than a Merger Event that is solely for the purpose of changing the Company’s jurisdiction of organization that (1) does not constitute a Fundamental Change or a Make-Whole Fundamental Change and (2) results in a reclassification, conversion or exchange of outstanding shares of the Company’s Common Stock solely into shares of common stock of the surviving entity and such common stock becomes Reference Property for the Notes) that occurs prior to the close of business on the Business Day immediately preceding November 25, 2025 (each such Fundamental Change, Make-Whole Fundamental Change or Merger Event, a “Corporate Event”), then, in each case, all or any portion of a Holder’s Notes may be surrendered for exchange at any time from or after the effective date for such Corporate Event until the close of business on the earlier of (A) 35 Scheduled Trading Days after the effective date for the Corporate Event (or, if the Issuer gives notice after the effective date for the Corporate Event, until 35 Trading Days after the date the Issuer gives notice of such Corporate Event) or, if such Corporate Event constitutes a Fundamental Change, until the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date and (B) the second Scheduled Trading Day immediately preceding the Maturity Date. The Issuer will notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing no later than the effective date of such Corporate Event.

(b) Subject to the terms of this Indenture, Notes may be exchanged in part, but only in Authorized Denominations. Provisions of this Article IX applying to the exchange of a Note in whole will equally apply to exchanges of a permitted portion of a Note.

(c) Notwithstanding any other provision of the this Indenture or the Notes, no Holder of Notes will be entitled to receive shares of Common Stock following exchange of such Notes to the extent that receipt of such shares of Common Stock would cause such Holder (after application of certain constructive ownership rules) to exceed the ownership limits contained in the Company’s charter; provided, however, that, if any delivery of shares of Common Stock owed to a Holder upon exchange of the Notes is not made, in whole or in part, as a result of the 9.8% ownership limit described above, the Issuer’s obligation to make such delivery shall not be extinguished and the Issuer shall deliver such shares as promptly as practicable after any exchanging Holder gives notice to the Issuer that (i) such delivery would not result in it being the beneficial or constructive owner of more than 9.8% by value or number of shares, whichever is more restrictive, of (A) the aggregate of the outstanding shares of all classes or series of stock of the Company, including, without limitation, Common Stock and preferred stock or (B) the outstanding class of any class or series of stock of the Company, including, without limitation, Common Stock and preferred stock or (ii) such Holder is an “Excepted Holder” as defined in the Company’s charter and such delivery does not exceed the “Excepted Holder Limit” (defined in the Company’s charter) as applicable to such Holder.

Section 9.02. Exchange Procedure; Settlement Upon Exchange.

(a) Except as provided in Section 9.03(b) and Section 9.07(a), upon exchange of any Note, the Issuer will pay and deliver to the exchanging holder cash and shares of the Company’s Common Stock in respect of each $1,000 principal amount of the Notes being exchanged a “settlement amount” equal to the sum of the Daily Settlement Amounts (determined by the Calculation Agent) for each of the 40 consecutive Trading Days during the related Observation Period. If more than one Note is surrendered for exchange at any one time by the same Holder, the exchange obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes surrendered.

(b) Subject to Section 9.02(e), to exchange a Note as set forth above, the Holder thereof will be required to: (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 9.02(h) to which such Holder is not entitled, to allow such Holder sufficient time to comply with the Depositary’s procedures if the Holder wishes to exercise such Holder’s exchange rights, and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) substantially in the form set forth in Attachment 1 to the Form of Note attached hereto as Exhibit A (a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the principal amount of such Note to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Exchange Obligation to be registered, (2) surrender such Note, duly endorsed to the Issuer or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents, and (4) if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 9.02(h) to which such Holder is not entitled. The Trustee (and, if different, the Exchange Agent) will notify the Issuer of any exchange pursuant to this Article IX on the Exchange Date for such exchange. No Notice of Exchange with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Issuer in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 10.02. Nothing herein will preclude any withholding of tax required by law.

Subject to any applicable rules of the Depositary, if more than one Note is surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes will be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note will be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (b) above to exchange such Note. Subject to Sections 9.03 and 9.07, the Issuer will deliver the consideration due in respect of the Exchange Obligation on the third Business Day immediately following the last Trading Day of the Observation Period. The Issuer will cause any shares of Common Stock that are due to any exchanging Holder to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder is entitled in satisfaction of the Issuer’s Exchange Obligation; provided, however, that the person in whose name any shares of Common Stock shall be issuable upon exchange will become the holder of record of such shares as of the close of business on the last Trading Day of the relevant Observation Period.

(d) In case any Note is be surrendered for partial exchange, the Issuer will execute and the Trustee will authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in Authorized Denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

(e) If a Holder submits a Note for exchange, the Issuer will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon exchange, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

(f) Except as provided in Section 9.04, no adjustment will be made for dividends on any shares issued upon the exchange of any Note as provided in this Article IX.

(g) Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, will make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Issuer will notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(h) Upon exchange, a Holder will not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Issuer’s settlement of the Exchange Obligation will be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant

Exchange Date. As a result, accrued and unpaid interest, if any, to, but excluding, such Exchange Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Notes into a combination of cash and shares of the Company’s Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange. Notwithstanding the foregoing and subject to the immediately following sentence, if Notes are exchanged after the close of business on a Regular Record Date and prior to the open of business on the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on such corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable, on such Interest Payment Date, on the Notes so exchanged; provided that no such payment will be required (1) for exchanges after the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Issuer has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately succeeding the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of exchange with respect to such Note. Therefore, for the avoidance of doubt, all Holders of Notes after the close of business on the Regular Record Date immediately preceding the Maturity Date or any Fundamental Change Repurchase Date described in clause (2) above, will receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash, regardless of whether their Notes have been exchanged and/or repurchased, as applicable, after the close of business on such Regular Record Date.

(i) The Person in whose name the certificate for any shares of Common Stock delivered upon exchange is registered will be treated as a stockholder of record as of the close of business on the relevant Exchange Date or the last Trading Day of the relevant Observation Period, as the case may be, subject to Sections 9.04(c) and 9.04(e). Upon an exchange of Notes, such Person will no longer be a Holder of such Notes surrendered for exchange.

(j) The Issuer will not issue any fractional share of Common Stock upon exchange of the Notes and will instead pay cash in lieu of any fractional share of Common Stock issuable upon exchange based on the Daily VWAP on the last Trading Day of the applicable Observation Period.

Section 9.03. Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.

If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change, the Issuer will, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”), as described below. An exchange of the Notes will be deemed for these purposes to be “in connection with” such Make-Whole

Fundamental Change if the relevant Exchange Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for (x) the proviso in clause (b) in the definition thereof, and (y) the Adequate Cash Exchange Provisions, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (the “Make-Whole Fundamental Change Period”).

(a) Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change, the Issuer will, in accordance with Section 9.02, satisfy the related Exchange Obligation by settlement based on the Exchange Rate as increased to reflect the Additional Shares pursuant to the table below; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Exchange Obligation will be calculated based solely on the Grid Stock Price for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the Exchange Rate (including any increase to reflect the Additional Shares), multiplied by such Stock Price. In such event, the Exchange Obligation will be determined and will be paid to Holders in cash on the third Business Day following the Exchange Date. The Issuer will notify the Holders of Notes, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date, and the Issuer or the Company will (i) issue a press release announcing such Effective Date or disclose the Effective Date in a Current Report on Form 8-K or (ii) post the Effective Date on the Company’s website.

(b) The number of Additional Shares, if any, by which the Exchange Rate will be increased will be determined by the Calculation Agent for the Notes by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Grid Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change in the manner set forth in this Section 9.03(c). If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Grid Stock Price will be the cash amount paid per share. Otherwise, the Grid Stock Price will be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(c) The Grid Stock Prices set forth in the column headings of the table below will be adjusted by the Calculation Agent as of any date on which the Exchange Rate for the Notes is otherwise adjusted. The adjusted Grid Stock Prices will equal the Grid Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Exchange Rate adjustment and the denominator of which is the Exchange Rate as so adjusted and the Grid Stock Prices so adjusted shall be rounded to the nearest $0.0001 (with $0.00005 being rounded upwards). The number of Additional Shares set forth in the table below will be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 9.04.

(d) The following table sets forth the number of Additional Shares, if any, by which the Exchange Rate will be increased per $1,000 principal amount of Notes pursuant to this Section 9.03 for each Grid Stock Price and Effective Date set forth below:

Grid Stock Price
Effective Date	$7.38	$10.00	$12.50	$15.00	$20.00	$30.00	$40.00	$50.00	$75.00
February 24, 2021	27.1002	19.543	13.8224	10.3847	6.528	3.1503	1.6543	0.854	0
February 23, 2022	27.1002	18.564	12.8064	9.486	5.906	2.8817	1.549	0.8262	0
February 23, 2023	27.1002	16.963	11.22	8.118	4.9825	2.4653	1.3573	0.7424	0
February 23, 2024	27.1002	14.47	8.8664	6.184	3.758	1.934	1.1195	0.654	0
February 23, 2025	27.1002	10.178	5.1792	3.3953	2.0825	1.122	0.6703	0.404	0
February 23, 2026	27.1002	0	0	0	0	0	0	0	0

(e) The exact Grid Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Grid Stock Price is between two Grid Stock Prices in the table above or the Effective Date is between two Effective Dates in the table above, the number of Additional Shares by which the Exchange Rate will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Grid Stock Prices and the earlier and later Effective Dates, based on a 365-day year;

(ii) if the Grid Stock Price is greater than $75.00 per share (subject to adjustment in the same manner as the Grid Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares will be added to the Exchange Rate; and

(iii) if the Grid Stock Price is less than $7.38 per share (subject to adjustment in the same manner as the Grid Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares will be added to the Exchange Rate.

Notwithstanding the foregoing, in no event will the Exchange Rate exceed 135.5013 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 9.04.

(f) Nothing in this Section 9.03 will prevent an adjustment to the Exchange Rate pursuant to Section 9.04 in respect of a Make-Whole Fundamental Change.

Section 9.04. Adjustment of Exchange Rate. The Exchange Rate will be adjusted (as determined by the Calculation Agent) from time to time if any of the following events occurs, except that no adjustments to the Exchange Rate will be made if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 9.04, without having to exchange their Notes, as if they held a number of shares of Common Stock equal to the Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Any such adjustments to the Exchange Rate will be calculated by the Calculation Agent (unless otherwise specified).

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock (other than in connection with a Qualifying Regular Quarterly Dividend), or if the Company effects a share split or share combination (other than in connection with a Distribution with Share Combination), the Exchange Rate will be adjusted based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, share split or share combination), as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made under this Section 9.04(a) will become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 9.04(a) is declared but not so paid or made, the Exchange Rate will be immediately readjusted, effective as of the date the Company determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate will be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 9.04(b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that such rights, options, warrants are not exercised prior to their expiration or shares of the Common Stock are not delivered after the exercise or expiration of such rights, options or warrants, the Exchange Rate will be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate will be decreased, effective as of the date the Company determines not to issue such rights options or warrants, to the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For the purpose of this Section 9.04(b) and Section 9.01(b)(ii), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there will be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities, whether or not in connection with any cash dividend, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 9.04(a) or Section 9.04(b), (ii) dividends or distributions (x) that constitute a Qualifying Regular Quarterly Dividend or Special Cash Dividend or Distribution, or (y) with respect to which an adjustment was effected pursuant to Section 9.04(d), (iii) any Distribution with Share Combination, (iv) except as otherwise provided herein, rights issued pursuant to a stockholder rights plan of the Company, (v) distributions of Reference Property in a Merger Event, and (vi) Spin-Offs as to which the provisions set forth below in this Section 9.04(c) will apply (any of such shares of Capital Stock, evidences of indebtedness, assets, property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Exchange Rate will be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company) of the Distributed Property distributed in respect of each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 9.04(c) above will become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made following the Ex-Dividend Date, the Exchange Rate shall be decreased, effective as of the date the Company determines not to make such distribution, to the Exchange Rate that would then be in effect if such distribution had not been declared. If the Company issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then the Company will not adjust the Exchange Rate pursuant to this Section 9.04(c) until the earliest of these triggering events occurs.

Notwithstanding the foregoing, if “FMV” is equal to or greater than “SP0”, in lieu of the foregoing increase, each Holder of a Note will receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Any such adjustments to the Exchange Rate will be calculated by the Calculation Agent (unless otherwise specified).

With respect to an adjustment pursuant to this Section 9.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any of the Company’s Subsidiaries or other business units of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate will be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	=	the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); provided that if there is no Last Reported Sale Price of the Capital Stock or similar equity interest distributed to holders of the Common Stock on such Ex-Dividend Date, the “Valuation Period” shall be the first ten consecutive Trading Day period after, and including, the first date such Last Reported Sale Price is available; and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Exchange Rate under the preceding paragraph will occur at the close of business on the last Trading Day of the Valuation Period; provided that for any Trading Day that falls within the relevant Observation Period for such exchange and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such spin-off to, and including, such Trading Day in determining the Exchange Rate as of such Trading Day of such Observation Period. In addition, if the Ex-Dividend Date for such spin-off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of an exchange of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such spin-off to, and including, the last such Trading Day in determining the Exchange Rate as of such Trading Day of such Observation Period. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the Exchange Rate shall be immediately decreased, effective as of the date the Company determines not to pay or make such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or announced, effective as of the date on which the Company determines not to pay or make such dividend or distribution.

(d) If the Company makes any Qualifying Regular Quarterly Dividend the Qualifying Amount of which is in excess of the Excess Dividend Cap, the Exchange Rate will be adjusted based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=	the Excess Dividend Cap; and

C	=	the Qualifying Amount of such Qualifying Regular Quarterly Dividend.

Any increase made under this Section 9.04(d) will become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate will be decreased, effective as of the date the Company’s Board of Directors (or a committee thereof) determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note will receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash and/or shares of the Common Stock comprising the Qualifying Regular Quarterly Dividend that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Ex-Dividend Date for such cash dividend or distribution multiplied by a fraction, the numerator of which is equal to “C” minus “T” (as defined above) and the denominator of which is equal to “C”.

For avoidance of doubt, any adjustments to the Exchange Rate with respect to any dividend or distribution payable in a combination of (i) a Qualifying Regular Quarterly Dividend and (ii) any other dividend or distribution giving rise to an adjustment under both this clause (d) and clause (c) of this Section 9.04 shall be made without duplication.

(e) If the Company or any of its Subsidiaries makes a payment in respect of the Company’s Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act, other than an odd lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate will be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Exchange Rate under this Section 9.04(e) will occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires for any Trading Day that falls within the relevant Observation Period for such exchange and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding such expiration date of such tender or exchange offer to, and including, such Trading Day in determining the Exchange Rate as of such Trading Day. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of an exchange of notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.

If the Company or any of its Subsidiaries is obligated to purchase the Common Stock pursuant to any such tender or exchange offer described in this Section 9.04(e) but the Company is, or such Subsidiary of the Company is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Exchange Rate will be decreased to be the Exchange Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f) Notwithstanding this Section 9.04 or any other provision of this Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Exchange Date as described under Section 9.02(i) based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the

Exchange Rate adjustment provisions in this Section 9.04, the Exchange Rate adjustment relating to such Ex-Dividend Date will not be made for such exchanging Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Exchange Rate will not be adjusted for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 9.04, and to the extent permitted by applicable law and subject to the applicable listing standards of The New York Stock Exchange, the Issuer from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Issuer determines that such increase would be in its best interest. In addition, to the extent permitted by applicable law and subject to the applicable listing standards of The New York Stock Exchange, the Issuer may (but is not required to) increase the applicable Exchange Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Issuer will send to the Holders a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice will state the increased Exchange Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Article IX, the Exchange Rate will not be adjusted:

(i) upon the payment of any Qualifying Regular Quarterly Dividend which is less than or equal to the then prevailing Excess Dividend Cap;

(ii) upon the issuance of any shares of Common Stock at a price below the Exchange Price or otherwise, other than any such issuance described in Section 9.04(a), (b) or (c);

(iii) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iv) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program (including pursuant to any evergreen plan) of or assumed by the Company or any of the Company’s Subsidiaries;

(v) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iv) immediately above and outstanding as of the date the Notes were first issued;

(vi) for a third-party tender offer by any party other than a tender offer by the Company or any Subsidiary of the Company as described under Section 9.04(e);

(vii) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other stock buy-back transaction (including, without limitation, through any structured or derivative transactions such as accelerated share repurchase transactions or similar forward contract derivatives), or stock other buy-back transaction, that is not a tender offer or exchange offer of the nature described under Section 9.04(e);

(viii) as a result of any Distribution with Share Combination, except to the extent of any amounts paid in cash in connection therewith, to the extent applicable;

(ix) solely for a change in the par value of the Common Stock; or

(x) for accrued and unpaid interest, if any.

The Issuer will not be required to make an adjustment pursuant to Section 9.04 (a), (b), (c), (d) or (e) unless the adjustment would result in a change of at least 1% in the then effective Exchange Rate. However, the Issuer will carry forward any adjustment that the Issuer would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made (i) where the aggregate of all such carried-forward adjustments equals or exceeds 1% of the Exchange Rate, (ii) regardless of whether the aggregate adjustment is less than 1% of the applicable Exchange Rate, on each Trading Day of any observation period with respect to any notes; (iii) on February 23, 2026; (iv) on the Effective Date of any Make-Whole Fundamental Change, in each case, unless the adjustment has already been made; and (v) on the Record Date pertaining to any payment of Contingent Interest.

Adjustments to the applicable Exchange Rate will be calculated to the nearest 1/10,000th of a share.

(j) Whenever the Exchange Rate is adjusted as herein provided, the Company will, as soon as reasonably practicable, file with the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee has received such Officer’s Certificate, the Trustee will not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. As soon as reasonably practicable after delivery of such certificate, the Company will prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and will send notice of such adjustment of the Exchange Rate to each Holder. Failure to deliver such notice will not affect the legality or validity of any such adjustment.

(k) For purposes of this Section 9.04, “Effective Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Section 9.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Issuer to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Grid Stock Price for purposes of a Make-Whole Fundamental Change), the Issuer will, in good faith, make appropriate adjustments, if any, to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date or Effective Date of the event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs, Daily Exchange Values or Daily Settlement Amounts are to be calculated.

Section 9.06. Shares to Be Fully Paid. The Company will provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for exchange of the Notes from time to time as such Notes are presented for exchange (assuming delivery of the maximum number of Additional Shares pursuant to Section 9.03 and that, at the time of computation of such number of shares, all such Notes would be exchanged by a single Holder).

Section 9.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value or to no par value, or changes resulting from a stock split, subdivision, reverse stock split or combination);

(ii) any consolidation, merger, combination or similar transaction involving the Company;

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety; or

(iv) any statutory share exchange involving the Company,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of the Merger Event, the Issuer, and the Company or the successor or acquiring corporation, as the case may be, will execute with the Trustee a supplemental indenture, without the consent of the Holders, providing that, at and after the effective time of the Merger Event, the right to exchange each $1,000 principal amount of the Notes will be changed into a right to exchange such principal amount of the Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of the Common Stock equal to the Exchange Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event. However, at and after the effective time of the Merger Event, (x) any amount payable in cash upon exchange of the Notes will continue to be payable in cash, (y) any shares of the Common Stock that the Issuer would have been required to deliver upon exchange of the Notes as set herein will instead be deliverable in the amount and type of Reference Property that a Holder of that number of shares of Common Stock would have received in such Merger Event and (z) the daily VWAP will be calculated based on the value of a unit of Reference Property that a holder of one share of the Common Stock would have received in such Merger Event. If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be exchangeable will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election or (ii) if no holders of the Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of the Common Stock. If the holders of the Common Stock only receive cash in such Merger Event, then for all exchanges that occur after the effective date of such Merger Event, (i) the consideration due upon exchange of each $1,000 principal amount of the Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased), multiplied by the price paid per share of Common Stock in such Merger Event and (ii) the Issuer will satisfy its exchange obligation by paying cash to exchanging Holders on the second Business Day immediately following the Exchange Date. The Issuer will notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the weighted average as soon as reasonably practicable after such determination is made.

If the Reference Property in respect of any Merger Event includes, in whole or in part, shares of Common Equity, the supplemental indenture providing that the Notes will be exchangeable into Reference Property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described in this Article IX with respect to the portion of Reference Property constituting such Common Equity. If the Reference Property in respect of any such Merger Event includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a company other than the Company or the successor or purchasing corporation, as the case may be, in such

Merger Event, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Issuer to repurchase their notes upon a Fundamental Change, as the Issuer reasonably considers necessary by reason of the foregoing. If the Notes become exchangeable into Reference Property, the Issuer will notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing and the Issuer or the Company (i) issue a press release containing the relevant information or disclose the relevant information in a Current Report on Form 8-K or (ii) post such information on the Company’s website.

(b) In the event the Issuer executes a supplemental indenture pursuant to subsection (a) of this Section 9.07, the Company will promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and will promptly send notice thereof to all Holders. The Company will cause notice of the execution of such supplemental indenture to be sent to each Holder within 20 days after execution thereof. Failure to deliver such notice will not affect the legality or validity of such supplemental indenture.

(c) The Company will not become a party to any Merger Event unless its terms are consistent with this Section 9.07.

(d) The above provisions of this Section will similarly apply to successive Merger Events.

Section 9.08. Certain Covenants. The Company covenants that any shares of Common Stock issued upon exchange of Notes will be validly issued, fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

Section 9.09. Responsibility of Trustee. The Trustee and any other Exchange Agent will not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent will not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, monitoring the Company’s stock trading price or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent will be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 9.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and will be protected in conclusively relying upon, the Officer’s Certificate (which the Company will be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent will be responsible for determining whether any event contemplated by Section 9.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 9.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as will be provided for in Section 9.01(b). The Exchange Agent (if other than the Company or an Affiliate of the Company) will have the same protection under this Section 9.09 as the Trustee.

Section 9.10. Limited Responsibility of Calculation Agent and Independent Adviser. The Calculation Agent (and any Independent Adviser appointed in connection with the Notes) is acting exclusively as an agent for, and upon request from, the Issuer. Neither the Calculation Agent (acting in such capacity) nor any Independent Adviser appointed in connection with the Notes (acting in such capacity) shall have any relationship of agency or trust with, nor shall the Calculation Agent (acting in such capacity) nor any Independent Adviser appointed as aforesaid shall be liable nor shall they incur any liability as against, the Holders, the Trustee, the Paying Agent and the Exchange Agent.

Section 9.11. Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon exchange of the Notes, each share of Common Stock, if any, issued upon such exchange will be entitled to receive the appropriate number of rights, if any, under such rights plan, and the certificates representing the Common Stock (if any) issued upon such exchange will bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time; provided, however, that if, at the time of exchange, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon exchange of the Notes, the Exchange Rate will be adjusted at the time of separation as if the Company distributed Distributed Property to all or substantially all holders of the Common Stock as provided in Section 9.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 9.12. Exchange by Third Party In Lieu of Exchange . Notwithstanding anything to the contrary in this Article IX, and subject to the terms of this Section 9.12, if a Note is surrendered for exchange, the Issuer may direct the surrender of, on or prior to the Trading Day immediately following the Exchange Date, such Notes to one or more financial institutions designated by the Issuer for exchange in lieu of exchange. In order to accept any Notes surrendered for exchange, the designated financial institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such Notes, cash, or a combination of cash and shares of Common Stock, that would otherwise be due upon exchange as described under Section 9.02 or such other amount agreed to by the Holder and the designated financial institution(s). If the Issuer makes an exchange election pursuant to this Section 9.12, the Issuer must, by the close of business on Trading Day following the relevant Exchange Date, notify in writing the Trustee, the Exchange Agent (if other than the Trustee) and the Holder surrendering its Notes for exchange that has made the exchange election, and will notify the designated financial institution(s) of the relevant deadline for delivery of the consideration due upon exchange and the type of exchange consideration to be paid and/or delivered, as the case may be. Any Notes delivered to the designated financial institution(s) will remain outstanding, subject to applicable DTC procedures. If the designated financial institution(s) agree(s) to accept any Notes for exchange but do(es) not timely pay and/or deliver, as the case may be, the related exchange consideration, or if such designated financial institution(s) do(es) not accept the Notes for exchange, the Issuer must pay and/or deliver, as the case may be, the relevant exchange consideration, as, and at the time, required pursuant to this Indenture as if the Issuer had not made the exchange election.

The Issuer, the Exchange Agent and the Holders surrendering their Notes for exchange shall cooperate to cause such Notes to be delivered to the designated financial institution and the Exchange Agent shall be entitled to conclusively rely on the Issuer’s instructions in connection with effecting any exchange election and will have no liability for any such exchange election outside of its control.

The Issuer’s designation of any financial institution(s) to which the Notes may be submitted for exchange does not require such financial institution(s) to accept any Notes.

ARTICLE X

REPURCHASE OF NOTES

Section 10.01. Repurchase at Option of Holders Upon a Fundamental Change.

If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder will have the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof in an Authorized Denomination, on the date (the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Issuer will instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price will be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article X. Notwithstanding the foregoing, the Issuer will not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change (i) if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Issuer as set forth above and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Issuer as set forth above, or (ii) pursuant to clause (b) of the definition thereof (or a Fundamental Change pursuant to clause (a) of such definition that also results in a Fundamental Change pursuant to clause (b)), if (x) such Fundamental Change results in the Notes becoming exchangeable into an amount of cash per Note that is greater than (A) the Fundamental Change Repurchase Price (assuming the maximum amount of accrued interest would be payable based on the latest possible Fundamental Change Repurchase Date), plus (B) to the extent that the 35th calendar day immediately following the effective date of such Fundamental Change is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding interest payment date, the full amount of interest payable per Note on such interest payment date and (y) the Issuer provides timely notice of the Holders’ right to exchange their Notes based on such Fundamental Change (the requirements set forth in clauses (x) and (y) above, the “Adequate Cash Exchange Provisions”).

(a) Repurchases of Notes under this Section 10.01 will be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) substantially in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased will state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase or, in the case of Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures;

(ii) the portion of the principal amount of Notes to be repurchased, which must be in an Authorized Denomination; and

(iii) that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and this Indenture.

If the Notes are not Physical Notes, to exercise the Fundamental Change repurchase right described in this Section 10.01, Holders must surrender their Notes in accordance with applicable DTC procedures.

Notwithstanding anything herein to the contrary, any Holder of Physical Notes delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 10.01 will have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by a written notice of withdrawal received by the Paying Agent in accordance with Section 10.02.

The Paying Agent will promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the 20th Business Day after the occurrence of a Fundamental Change, the Issuer will provide to all Holders of Notes, the Trustee, the Exchange Agent and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof (the “Fundamental Change Company Notice”). In the case of Physical Notes, such Fundamental Change Company Notice will be by first class mail or, in the case of Global Notes, such notice will be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice will specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article X;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii) if applicable, the Exchange Rate and any adjustments to the Exchange Rate as a result of the fundamental change (or related Make-Whole Fundamental Change);

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Issuer to repurchase their Notes.

Simultaneously with providing such Fundamental Change Repurchase Notice, the Issuer or the Company will (i) issue a press release containing such information, or disclose the information in a Current Report on Form 8-K and (ii) post such information on its website.

No failure of the Issuer to give the foregoing notices and no defect therein will limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 10.01.

At the Issuer’s written request and upon 15 days prior notice, the Trustee will give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice will be prepared by the Company.

(c) Notwithstanding the foregoing, no Notes may be repurchased by the Issuer on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary will be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto will be deemed to have been withdrawn.

Section 10.02. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice delivered by Holders of Physical Notes may be withdrawn (in whole or in part) by means of a written notice of withdrawal received by the Paying Agent in accordance with this Section 10.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted (which principal amount must be in an Authorized Denomination),

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in an Authorized Denomination.

If the Notes are not Physical Notes, Holders must withdraw their Notes subject to repurchase in accordance with applicable DTC procedures.

Section 10.03. Deposit of Fundamental Change Repurchase Price. The Issuer will deposit with the Trustee (or other Paying Agent appointed by the Issuer, or if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.03) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Issuer), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 10.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Issuer) by the Holder thereof in the manner required by Section 10.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they will appear in the Note Register; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Paying Agent will, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Fundamental Change Repurchase Price. Nothing herein will preclude any withholding tax required by law.

(a) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Issuer) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes on the Fundamental Change Repurchase Date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent), subject to the right of a Holder of any Notes on a Regular Record Date to receive the related interest payment, and (iii) all other rights of the Holder with respect to such Notes will terminate on the Fundamental Change Repurchase Date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the holder of record on such Regular Record Date to receive the full amount of accrued and unpaid interest as to, but excluding, such Interest Payment Date, as provided in Section 10.01(a)).

(b) Upon surrender of a Note that is to be repurchased in part pursuant to Section 10.01, the Company will execute and the Trustee will authenticate and deliver to the Holder a new Note in an Authorized Denomination equal in principal amount to the un-repurchased portion of the Note surrendered.

Section 10.04. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Issuer and the Company will, and will cause the Company’s Subsidiaries, in each case, if required, to:

(a) comply with the tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any successor or similar schedule required under the Exchange Act; and

(c) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Issuer to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article X to be exercised in the time and in the manner specified in this Article X. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Issuer’s obligations to purchase the Notes upon a Fundamental Change, the Issuer and the Company will comply and cause any of their Subsidiaries to comply with the applicable securities laws and regulations, and none of the Issuer, the Company or any of their Subsidiaries will be deemed to have breached its respective obligations under such provisions of this Indenture by virtue of such conflict.

Section 10.05. Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Article X, the Company will be deemed to satisfy its obligations under this Article X if one or more third parties conduct any offer to repurchase Notes, and effect any repurchase of any Notes, otherwise required by this Article X in a manner that would have satisfied the requirements of this Article X if conducted directly by the Company.

ARTICLE XI

GUARANTEES

Section 11.01. Guarantee. Each of the Guarantors hereby fully, unconditionally and irrevocably guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity or by acceleration, or otherwise, and all other monetary obligations of Issuer under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

Each of the Guarantors waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each of the Guarantors waives notice of any Default under the Notes or the Guaranteed Obligations. The obligations of the Guarantors hereunder will not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; (f) the invalidity, unenforceability, release, discharge, compromise, repudiation, avoidance or subordination of the Guaranteed Obligations; or (g) any change in the ownership of any Guarantor.

Each of the Guarantors further agrees that neither the Trustee nor any other Person will have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations hereunder or against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by such Guarantor of its liabilities and obligations under the Guarantee or under this Indenture.

Each of the Guarantors further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Each of the Guarantors further agrees that its Guarantee herein will continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

Each Guarantor agrees that it will not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article V for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article V, such Guaranteed Obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Section 11.02. Limitation on Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Guarantor (a) not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee, and (b) not result in a distribution to shareholders not permitted under the applicable state law. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations will not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to the Guarantors, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 11.03. Successors and Assigns.

This Article XI will be binding upon each Guarantor and its successors and assigns and will inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes will automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.04. No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI will operate as a waiver thereof, nor will a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

ARTICLE XII

MISCELLANEOUS

Section 12.01. [Reserved]

Section 12.02. Notices.

Any notice or communication by the Issuer or the Trustee to the other, or by a Holder to the Issuer or the Trustee, is duly given if in writing and delivered in person or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, or sent via facsimile or email (receipt acknowledged):

if to the Issuer or any Guarantor:

c/o The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Facsimile: (561) 999-7663

Attention: Brian Evans

with a copy to:

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street

Suite 1100

Miami, Florida 33131

Facsimile: (305) 374-5095

Attention: Esther L. Moreno

William C. Arnhols

if to the Trustee:

[                    ]

[                    ]

[                    ]

[                    ]

[                    ]

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the books of the Registrar; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the applicable procedures of the Depositary for such Global Note (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided that the Trustee has received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which incumbency certificate will be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustee’s understanding of such instructions will be controlling. With respect to this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission. The Trustee will not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance on and compliance with such instructions, even if such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk or interception and misuse by third parties.

Section 12.03. [Reserved]

Section 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer will furnish to the Trustee:

(i) an Officer’s Certificate stating that, in the opinion of the signers, all covenants and conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

(i) a statement that the person making such certificate or opinion has read the covenants and conditions in the Indenture related to the requested action, and the definitions relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such person, all covenants and conditions precedent, if any, to such requested action been complied with.

Section 12.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Holders of the notes. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. Legal Holidays.

Unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto, a “Legal Holiday” is any day that is not a Business Day; provided that a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day” for purposes of this section. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.

Section 12.08. No Recourse Against Others.

A director, officer, employee or stockholder (past or present), as such, of the Issuer or any Guarantor will not have any liability for any obligations of the Issuer or such Guarantor under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 12.09. Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, electronic or PDF transmission shall be deemed to be their original signatures for all purposes. For the avoidance of doubt, the words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless agreed to by it pursuant to procedures approved by such it.

Section 12.10. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Any suit, action or proceeding against the Company or its respective properties, assets or revenues with respect to this Indenture or the Notes (a “Related Proceeding”) may be brought in any state or Federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such Related Proceeding may elect in its sole discretion. The Company hereby consents to the non-exclusive jurisdiction of each such court for the purpose of any Related Proceeding and has irrevocably waived any objection to the laying of venue of any Related Proceeding brought in any such court and to the fullest extent it may effectively do so and the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

EACH OF THE ISSUER, THE COMPANY AND THE TRUSTEE HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.11. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer, any Guarantor or any Subsidiary of the Issuer or of any Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12. Successors.

All agreements of the Issuer in, or of any Guarantor pursuant to, this Indenture and the Notes will bind its successor. All agreements of the Trustee in this Indenture will bind its successor.

Section 12.13. Severability.

In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.14. Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15. Force Majeure.

In no event will the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee will use reasonable best efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.16. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.17. Entire Agreement. This Indenture (including the exhibits and attachments hereto) sets forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior written agreements and understandings, oral or written.

Section 12.18. Calculations.

[                    ] shall be the initial Calculation Agent. The Calculation Agent will be responsible for making all calculations and other determinations specified to be made by it under this Indenture and the Notes. The Issuer will be responsible for making all other calculations called for under this Indenture and the Notes. These calculations and determinations by the Issuer and, where specified, the Calculation Agent, include, but are not limited to, determinations of the Contingent Interest, the Grid Stock Price, the Last Reported Sale Prices of the Company’s Common Stock, the Trading Price of the Notes (for purposes of determining whether the Notes are exchangeable as described herein), the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Exchange Rate of the Notes. The Issuer and the Calculation Agent (and where applicable, an Independent Adviser) will make all these calculations and determinations in good faith and, absent manifest error, such calculations and determinations will be final and binding on Holders of the Notes, the Trustee, the Paying Agent and the Exchange Agent. The Issuer will provide a schedule of the calculations and determinations made by the Issuer and the Calculation Agent to each of the Trustee, the Paying Agent and the Exchange Agent, and each of the Trustee, the Paying Agent and the Exchange Agent is entitled to rely conclusively upon the accuracy of the calculations and determinations made by the Issuer and the Calculation Agent without independent verification.

The Calculation Agent shall act solely upon the request from, and exclusively as agent of, the Issuer and in accordance with this Indenture. The Calculation Agent will not assume any obligations towards or relationship of agency or trust and will not be liable and will incur no liability in respect of anything done, or omitted to be done in good faith, as against the Holders of Notes, the Trustee, the Paying Agent and the Exchange Agent. For the avoidance of doubt, the Calculation Agent has not been appointed by the Issuer to be an Independent Adviser or the Bid Solicitation Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

GEO CORRECTIONS HOLDINGS, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

THE GEO GROUP, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: SVP and CFO

ADAPPT, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

ARAPAHOE COUNTY RESIDENTIAL CENTER, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

BEHAVIORAL ACQUISITION CORP.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: V.P. FINANCE

[Signature Page to Indenture]

BEHAVIORAL HOLDING CORP.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: V.P. FINANCE

B.I. INCORPORATED

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: V.P. FINANCE

BI MOBILE BREATH, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: V.P. FINANCE

BII HOLDING CORPORATION

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: V.P. FINANCE

BII HOLDING I CORPORATION

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: V.P. FINANCE

BROAD REAL ESTATE HOLDINGS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

[Signature Page to Indenture]

CCC WYOMING PROPERTIES, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

CCMAS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

CEC INTERMEDIATE HOLDINGS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

CEC PARENT HOLDINGS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

CEC STAFFING SOLUTIONS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

CIVIGENICS, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

[Signature Page to Indenture]

CIVIGENICS MANAGEMENT SERVICES, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

CIVIGENICS – TEXAS, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

CLEARSTREAM DEVELOPMENT LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

COMMUNITY ALTERNATIVES

By:	Community Education Centers, Inc., its Manager

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

COMMUNITY CORRECTIONS, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

[Signature Page to Indenture]

COMMUNITY EDUCATION CENTERS, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

CORNELL ABRAXAS GROUP, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

CORNELL ABRAXAS GROUP OS, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

CORNELL COMPANIES, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

CORNELL COMPANIES OF CALIFORNIA OS, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

CORNELL COMPANIES OF TEXAS OS, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, FINANCE, CFO

[Signature Page to Indenture]

CORNELL CORRECTIONS MANAGEMENT, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

CORNELL CORRECTIONS OF CALIFORNIA, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

CORNELL CORRECTIONS OF RHODE ISLAND, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

CORNELL CORRECTIONS OF TEXAS, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

CORNELL INTERVENTIONS, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

[Signature Page to Indenture]

CORNELL INTERVENTIONS OS, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

CORRECTIONAL PROPERTIES, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

CORRECTIONAL PROPERTIES PRISON FINANCE LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: V.P. Finance

CORRECTIONAL SERVICES CORPORATION, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

CORRECTIONAL SYSTEMS, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

[Signature Page to Indenture]

CPT LIMITED PARTNER, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: V.P. Finance

CPT OPERATING PARTNERSHIP L.P.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: V.P. Finance

FENTON SECURITY, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

GEO ACQUISITION II, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: V.P. Finance

GEO CARE LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

[Signature Page to Indenture]

GEO CC1 INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

GEO CC3 INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

GEO HOLDINGS I, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: V.P. Finance

GEO INTERNATIONAL SERVICES, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

GEO LEASING, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

GEO MANAGEMENT SERVICES, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

[Signature Page to Indenture]

GEO MCF LP, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

GEO OPERATIONS, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

GEO RE HOLDINGS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & Treasurer

GEO REENTRY, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

GEO REENTRY OF ALASKA, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

GEO REENTRY SERVICES, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

[Signature Page to Indenture]

GEO REENTRY SERVICES OF ALASKA, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

GEO SECURE SERVICES, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

GEO TRANSPORT, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & Treasurer

GEO/DEL/R/02, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

GEO/DEL/T/02, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

HIGHPOINT INVESTMENTS LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

[Signature Page to Indenture]

MCF GP, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP & CFO

MINSEC COMPANIES, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

MINSEC TREATMENT, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

MUNICIPAL CORRECTIONS FINANCE LP

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: V.P. Finance

PROTOCOL CRIMINAL JUSTICE, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: V.P. Finance

PUBLIC PROPERTIES DEVELOPMENT AND LEASING LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: V.P. Finance

[Signature Page to Indenture]

SECON, INC.

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

WBP LEASING, LLC

By:	/s/ Brian R. Evans
Name: Brian R. Evans
Title: VP, Finance, CFO

[Signature Page to Indenture]

[ ], as Trustee

By:	[ ]
Name: [ ]
Title: [ ]

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only:]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Include the following legend for a Restricted Security:]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE GEO GROUP, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE

EXHIBIT A

SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) PURSUANT TO (C), (D) OR (E), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.1

[Include the following legend for all Notes:]

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THIS SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE OF THIS SECURITY IS AND THE ISSUE DATE OF THIS SECURITY IS                 ,                . IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE CODE, THE COMPARABLE YIELD OF THIS SECURITY IS                % COMPOUNDED SEMIANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES). FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, GEO CORRECTIONS HOLDINGS, INC. AGREES, AND BY ACCEPTANCE OF A BENEFICIAL INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY SHALL BE DEEMED TO HAVE AGREED, (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREASURY REGULATIONS SECTION 1.1275-4 OR ANY SUCCESSOR PROVISION (THE “CONTINGENT PAYMENT REGULATIONS”), (2) TO TREAT THE CASH AND THE FAIR MARKET VALUE OF ANY COMMON STOCK RECEIVED UPON CONVERSION OF THIS SECURITY AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, (3) TO ACCRUE INTEREST WITH RESPECT TO THIS SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE “NONCONTINGENT BOND METHOD” SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS AND (4) TO BE BOUND BY GEO CORRECTIONS HOLDINGS, INC.’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” EACH WITHIN THE MEANING OF

[1]

This paragraph will be deemed to be removed from the face of this Note at such time when the Issuer delivers written notice to the Trustee of such deemed removal pursuant to Section 2.06 of the within-mentioned Indenture.

EXHIBIT A

THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY. GEO CORRECTIONS HOLDINGS, INC. AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO GEO CORRECTIONS HOLDINGS, INC. AT THE FOLLOWING ADDRESS: 4955 TECHNOLOGY WAY, BOCA RATON, FL 33431 ATTENTION: CORPORATE SECRETARY.

GEO Corrections Holdings, Inc.

6.50% Exchangeable Senior Note due 2026

No. [ ]	Initially $[ ]
CUSIP No. [ ][2] ISIN No. [ ][2] Issue Date: [ ]

GEO Corrections Holdings, Inc., a Florida corporation, promises to pay to [_______]3, or registered assigns, the principal amount of $[________] on February 23, 2026.

Interest Payment Dates: March 1 and September 1 of each year, beginning September 1, 2021.

Regular Record Dates: February 15 and August 15

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Remainder of Page Intentionally Left Blank]

[2]

This Note will be deemed to be identified by CUSIP No. [___] and ISIN No. [___] from and after such time when the Issuer delivers, pursuant to Section 2.06 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note, subject to the applicable procedures of the Depositary.

[3]	Insert Cede & Co. for Global Notes.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

GEO CORRECTIONS HOLDINGS, INC.

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

[ ], as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:

Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

GEO Corrections Holdings, Inc.

6.50% Exchangeable Senior Note due 2026

This Note is one of a duly authorized issue of Notes of GEO CORRECTIONS HOLDINGS, INC., a Florida corporation (the “Issuer,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), designated as its 6.50% Exchangeable Senior Notes due 2026 (the “Notes”), initially in an aggregate principal amount not to exceed $230,000,000, all issued or to be issued under and pursuant to an indenture dated as of February 24, 2021 (as may be supplemented or amended, the “Indenture”), among the Issuer, the Guarantors and the Trustee, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Guarantors, the Issuer and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. In the case of any conflict between this Note and the Indenture, the provisions of the Indenture will control and govern. Capitalized terms used in this Note and not defined in this Note will have the respective meanings set forth in the Indenture.

1.	Interest.

This Note will bear cash interest at an annual rate of 6.50% on the outstanding principal amount hereof (the “Fixed Interest”) plus an additional amount of cash interest (determined by the Calculation Agent), if any, with respect to any Interest Payment Date (as hereinafter defined) and for each $1,000 principal amount of this Note, equal to the sum of all Contingent Interest Dividend Amounts relating to the Reference Period in respect of such Interest Payment Date (the “Contingent Interest” and, together with the Fixed Interest for the same such Interest Payment Date, the “Total Interest”). Fixed Interest on the Notes will accrue from the issue date or from the most recent Interest Payment Date for which interest has been paid or provided for, to, but excluding the next scheduled Interest Payment Date until the Maturity Date. Notwithstanding the foregoing and for the avoidance of doubt, no Contingent Interest shall be paid in respect of a dividend paid only in shares of the Company’s Common Stock that is not a Qualifying Regular Quarterly Dividend. Interest on this Note will accrue from the Issue Date of this Note or from the most recent date for which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until the Maturity Date.

2.	Method of Payment; Paying Agent and Note Registrar.

The Issuer will pay or cause the Paying Agent to pay all payments on this Note to be made on the dates and in the manner provided herein and in the Indenture. The Issuer will pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds in lawful money of the United States at the time to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Issuer will pay or cause the Paying Agent to pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Issuer for that purpose. The Issuer has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its corporate trust office located in the United States of America as a place where Notes may be presented for payment or for registration of transfer.

Interest is payable semi-annually in arrears on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing on September 1, 2021, to Holders of record at the close of business on the preceding February 15 and August 15 (whether or not such day is a Business Day), respectively. The Total Interest will be paid to the person in whose name this Note is registered at the close of business on February 15 or August 15 (whether or not a business day), as the case may be, immediately preceding the relevant Interest Payment Date (each, a “Regular Record Date”). Fixed Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Contingent Interest shall accrue per $1,000 principal amount of notes on each Record Date in respect of an Excess Dividend in an amount equal to the Contingent Interest Dividend Amount with respect to such Excess Dividend.

Notwithstanding the foregoing, Additional Interest, if any, will be payable as set forth in Section 4.05 or Section 5.03 of the Indenture, and any reference to interest on, or in respect of, any Note therein will be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 4.05 or Section 5.03 and any express mention of the payment of Additional Interest in any provision therein will not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon exchange of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

3.	Guarantees.

The payment of principal of, and premium, if any, and interest on the Notes and all other amounts under the Indenture is guaranteed by the Guarantors as provided in the Indenture.

4.	Repurchase By the Issuer at the Option of the Holder upon a Fundamental Change.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes or any portion thereof (in an Authorized Denomination) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price. To exercise this right, a Holder must comply with the procedures set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Issuer will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the applicable Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

5.	No Redemption at the Option of the Issuer.

The Issuer is not permitted to redeem the Notes prior to their maturity. No sinking fund is provided for the Notes.

6.	Denominations; Transfer; Exchange.

The Notes are issuable in registered form without coupons in Authorized Denominations. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other Authorized Denominations, without payment of any service charge but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof in an Authorized Denomination, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

7.	Amendment, Supplement and Waiver.

The Indenture contains provisions permitting the Issuer, the Guarantors and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

8.	Defaults and Remedies.

Any Defaulted Amounts will accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts will have been paid by the Issuer, at its election, in accordance with Section 2.03(b) of the Indenture.

In the event of certain Events of Default (other than an Event of Default specified in Section 5.01(j) or (k) of the Indenture with respect to the Issuer or the Company or any of the Company’s Significant Subsidiaries that is also a Restricted Subsidiary) has occurred and is continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration will become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

9.	Persons Deemed Owners.

The registered Holder of this Note will be treated as its owner for all purposes.

10.	Calculations in Respect of Notes.

Except as otherwise expressly provided in the Indenture, the Issuer and the Company or their respective agents will be responsible for making all calculations called for under the Notes and the Indenture. These calculations include, but are not limited to, determinations of the Last Reported Sale Price of the Common Stock or any other security, accrued interest payable on the Notes and the Exchange Rate in effect on any Exchange Date.

The Issuer will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on all Holders.

11.	Authentication.

This Note will not be valid or become obligatory for any purpose until the certificate of authentication hereon will have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

12.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

13.	Governing Law.

The Indenture and the Notes (including this Note), and any claim, controversy or dispute arising under or related to the Indenture or the Notes, will be governed by and construed in accordance with the laws of the State of New York.

SCHEDULE A3

SCHEDULE OF EXCHANGES OF NOTES

GEO Corrections Holdings, Inc.

6.50% Exchangeable Senior Notes due 2026

The initial principal amount of this Global Note is [    ] dollars ($[    ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To:	GEO Corrections Holdings, Inc.

To:	[ ]

[                    ]

[                    ]

Attention: [                    ]

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is in an Authorized Denomination) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such exchange, together with any cash for any fractional share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 9.02(d) and Section 9.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address
Principal amount to be exchanged (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: GEO Corrections Holdings, Inc.

To: [                    ]

[                    ]

[                    ] Attention: [                    ]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from GEO Corrections Holdings, Inc. (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Repurchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with Section 10.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is in an Authorized Denomination) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased by the Issuer (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

[                    ]

as Trustee and Registrar

[                    ]

[                    ] Attention: [                    ]

For value received                 hereby sell(s), assign(s) and transfer(s) unto                 (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                 attorney to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐        To The GEO Group, Inc. or a subsidiary thereof; or

☐        Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐        Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐        Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.